UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.__)

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OVERSEAS SHIPHOLDING GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

DATE AND TIME

Thursday, June 6, 2024, at 9:30 a.m., Eastern Time.

LOCATION

The Annual Meeting is being held virtually. Stockholders may participate by dialing (844) 850-0546 for U.S. callers and (412) 317-5203 for international callers.

RECORD DATE

Stockholders of record at the close of business on April 15, 2024, are the only stockholders entitled to notice of and to vote at the annual meeting.

MATERIALS

These proxy materials and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (as amended, the “2023 Form 10-K”) were first sent or made available to stockholders on or about April 26, 2024.

ITEMS OF BUSINESS

(1)	to elect seven directors to serve until the 2025 Annual Meeting of Stockholders of the Company;

(2)	to approve, on an advisory basis, the 2023 compensation for our Named Executive Officers, as described in the “Compensation Discussion and Analysis” section in the Proxy Statement;

(3)	to amend the Company’s Amended and Restated By-Laws, primarily to revise the advance notice provisions to conform to the requirements of the “universal proxy” rules of the Securities and Exchange Commission (the “SEC”) and to remove certain requirements to obtain stockholder approval to amend the By-Laws;

(4)	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2024; and

(5)	to transact such other business as may properly be brought before the Annual Meeting.

We are utilizing the SEC rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe these rules allow us to provide stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. If you received a printed copy of the materials, we have enclosed a copy of the 2023 Form 10-K with this Notice and the Proxy Statement.

It is very important that you are represented at the Annual Meeting and that your shares are voted. We urge you to vote as soon as possible by telephone, over the Internet, or by marking, signing and returning your proxy or voting instruction card. Your prompt consideration is appreciated.

/s/ SUSAN ALLAN
Vice President, General Counsel and Corporate Secretary
Tampa, Florida
April 26, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 6, 2024: This Notice of Annual Meeting, Proxy Statement, and the 2023 Form 10-K are available at www.osg.com/investors.

OVERSEAS SHIPHOLDING GROUP, INC.

302 Knights Run Avenue, Suite 1200

Tampa, FL 33602

PROXY STATEMENT

REMOTE PARTICIPATION IN THE ANNUAL MEETING

Our Annual Meeting will be held virtually. To participate in the Annual Meeting, dial (844) 850-0546 for U.S. callers and (412) 317-5203 for international callers. Please dial in 10 minutes prior to the start of the call. Stockholders and other interested parties can listen to a live webcast of the Annual Meeting from the Investor Relations section of OSG’s website at www.osg.com.

Stockholders can ask questions by using the call-in option only. The call will be hosted by a moderator who will provide instructions on how to ask a question when the Q&A section of the meeting is set to begin. If you have technical difficulties in joining the meeting, you should email investor-relations@osg.com for assistance.

We urge you to vote as soon as possible by telephone or over the Internet. If you wish to vote on the date of the Annual Meeting or to change your vote, you may do so by sending an email to investor-relations@osg.com prior to 9:35 a.m. (ET) on Thursday, June 6, 2024 and attaching your proxy card or if your shares are held by a bank, broker, or other nominee, your voting instruction form and the legal proxy provided by your bank, broker or other nominee. This information is necessary in order for your vote to be counted. If your email is not received by 9:35 a.m. (ET) on Thursday, June 6, 2024, your vote will not be counted (or your change of vote will not be effective).

An audio replay of the webcast will be available on the website after the completion of the meeting.

PROXY SUMMARY

This summary provides an overview of the information contained in the Proxy Statement. It is not intended to provide all of the information in the Proxy Statement, which we recommend that you read and consider prior to voting. We also invite you to review our 2023 Form 10-K and our Sustainability Report (the “Sustainability Report”) to obtain a more comprehensive discussion of Overseas Shipholding Group, Inc.

Voting Matters

Our stockholders are being asked to vote on the following matters at our 2024 Annual Meeting:

PROPOSALS	BOARD RECOMMENDATIONS
PROPOSAL 1. Election of Directors
The Board and the Corporate Governance and Risk Assessment Committee believe that each of the director nominees possess the experience and qualifications necessary to provide quality guidance to the Company’s management and effective oversight of the Company and ask our stockholders to vote in favor of the election of each director nominee.	FOR Each Director Nominee
PROPOSAL 2. Advisory vote to approve the compensation of the Named Executive Officers for 2023
The Human Resources and Compensation Committee believes that the compensation paid to our Named Executive Officers and our overall pay practices are proper and supportable and asks our stockholders to cast a favorable non-binding advisory vote on the compensation of the Named Executive Officers (the “say-on-pay” vote) as described in the “Compensation Discussion and Analysis” section of this Proxy Statement.	FOR
PROPOSAL 3. Approval of Amendments of the Company’s Amended and Restated By-Laws.
The Board believes that it is desirable to amend the Company’s Amended and Restated By-Laws to update the advance notice provisions to conform to the requirements of the SEC’s universal proxy rules and to remove certain requirements to obtain stockholder approval to amend the By-Laws, and asks the stockholders to vote in favor of this amendment.	FOR
PROPOSAL 4. Ratification of appointment of the independent registered public accounting firm.
The Audit Committee believes it to be in the best interests of the Company and its stockholders to retain the services of Grant Thornton LLP as the independent auditors of the Company for the fiscal year ending December 31, 2024 and asks stockholders to ratify this appointment.	FOR

Company Overview

OSG is a leading provider of energy transportation services, delivering crude oil, renewable fuels, and petroleum products to major oil companies and refiners. OSG’s 21-vessel U.S. flag fleet consists of four Suezmax crude oil tankers, four articulated tug-barge units, two shuttle tankers, eight medium range tankers which trade in the Jones Act market, and three internationally trading tankers, two of which participate in the U.S. Tanker Security Program. We provide safe, efficient, and reliable transportation to our customers and strive to ensure the highest standards of safety and environmental compliance throughout our organization.

In this Proxy Statement, we sometimes refer to OSG as the “Company,” “we,” “our,” or “us.” Except where stated otherwise, the information posted on or connected to our website is not incorporated by reference in this Proxy Statement.

Board Highlights

BOARD OF DIRECTORS (as of March 29, 2024)				Committee Membership
Name	Age	Tenure years(1)	Primary Occupation	A	C	G
Douglas D. Wheat (Non-Executive Chairman)	73	10	Managing Partner of Wheat Investments
Rebecca K. DeLaet	56	4	Former CFO of O.G. Energy	X		X*
Joseph I. Kronsberg	41	9	Partner of Keyframe Capital Partners, LP.		X
Elaine G. Luria	48	1	Former member of the U.S. Congress			X
Samuel H. Norton	65	10	CEO and President of OSG
John P. Reddy	71	6	Business consultant and private investor	X*		X
Julie E. Silcock	68	6	Partner at CDX Advisors	X	X*
Gary E. Taylor(2)	70	10	Former member of the U.S. Congress		X

* Indicates Chair of the Committee

A - Audit Committee

C - Human Resources and Compensation Committee

G - Corporate Governance and Risk Assessment Committee

(1) The average tenure of the independent directors is 6.57 years.

(2) Gary E. Taylor is a current director not standing for re-election.

Governance Highlights

OSG is committed to maintaining leading corporate governance practices. We believe that sound governance policies encourage accountability of the Board and management, improve our standing within our industry, and promote the long-term interests of our stockholders.

Board Leadership Structure and Independence

●	We separate the roles of the CEO and Chairman and have an independent, non-executive Chairman of the Board.

●	Women account for 37.5% of our Board.

●	All of our directors and nominees are independent, other than our CEO.

●	Our Board engages in director succession planning and considers diversity, among other selection criteria.

Board Practices and Oversight

●	Regular executive sessions of the independent directors provide those directors with opportunities to meet in private.

●	The average attendance by directors at Board and Committee meetings in 2023 was over 90%.

●	Oversight of risk management occurs within each Committee, as well as by the full Board.

●	Oversight of environmental, safety, and social risks of the Company, including climate-change related risks and matters of gender equality, occurs quarterly.

●	Our Corporate Governance Guidelines provide for consideration of average tenure of the directors.

Board Policies and Experience

●	Our Insider Trading Policy prohibits hedging and pledging of securities owned by directors .

●	Our directors and officers are required to own and retain specified levels of OSG stock in accordance with stock ownership guidelines.

●	Directors possess a wide range of financial, energy, national security, governance and transportation services experience, including service on other public and non-profit boards and prior service in the U.S. Congress.

●	Directors must inform the Corporate Governance and Risk Assessment Committee (the “Governance and Risk Committee”) of any changes in their principal occupation and prior to accepting outside board membership.

Executive Compensation

Consistent with our goal of enhancing stockholder value, we align executive compensation with our strategic short-term and long-term objectives, as well as with the interests of our stockholders. The compensation disclosed in the Summary Compensation Table and other related tables reflects compensation decisions that were made in early 2023, as well as in prior years, and were based on the terms of employment agreements. The section “Compensation Discussion and Analysis” describes our compensation program in detail.

Cybersecurity and Cyber Awareness

With many of our business practices being heavily reliant on technology, including cloud-based software applications, and the overarching digitalization of our industry, we have taken calculated measures to defend against cybersecurity threats. Our cybersecurity strategy is guided by our cybersecurity plan. Regular oversight of matters relating to cybersecurity is provided by our Governance and Risk Committee, including annual reviews of the cyber security plan, our current practices, and cyber security-related regulations that impact us. We communicate with the Cybersecurity and Infrastructure Security Agency and Federal Bureau of Investigation on threats specific to the maritime industry and corporate operations. Over the last three years, OSG has not experienced any material cybersecurity violation or occurrence.

Our cybersecurity plan is designed to provide malware protection and control to our systems to protect the information and operating technology on board our vessels and in our corporate operations, providing for:

●	incident hotlines for suspicious cyber activity and/or breaches of security,

●	layered cybersecurity approaches, including next-generation software protections, and

●	annual information technology and cybersecurity training required for all employees.

For more information on our cybersecurity risk management and strategy and cybersecurity governance, see Item 1C. “Cybersecurity” in our 2023 Form 10-K.

Environmental and Social Initiatives - Moving Energy with Integrity

OSG prioritizes operating one of the safest, cleanest and most reliable fleets in our industry. The transportation of goods by sea is heavily regulated, and we believe our operations are in substantial compliance with applicable regulations of the United States, the International Maritime Organization, the European Union, and regional and local authorities regarding oil spill prevention, clean air and water, and greenhouse gas emissions, among other regulatory requirements. We invest in the well-being of our workforce through competitive compensation, comprehensive benefits packages (including employee benefits such as life and health (medical, dental and vision) insurance, paid time off, paid parental leave, and certain postretirement benefits), and increasing awareness and enforcement of our sexual assault and sexual harassment policies – both onboard our vessels and in the office.

The Governance and Risk Committee provides oversight of our environmental, social and governance policies and practices, and it conducts quarterly reviews of risks in these areas, which are in accordance with its charter.

Annually, prior to our meeting of stockholders, the Company publishes a Sustainability Report that highlights key actions the Company has taken and is planning to take to decrease its environmental impact, provide a safe and healthy work environment, promote a responsible and equitable workplace, and provide quality governance practices. The Sustainability Report and the Company’s policies relating to health, safety, and environmental and social responsibility can be found on our website at www.osg.com/safety-environment. Key components of each of these policies are described below.

Health and Safety Policies. We focus on providing healthy and safe working conditions for both our crews and shoreside employees and seek to accomplish these goals by:

●	Following the Company’s established management system, which is designed to promote safe practices in ship operations, prevent damage to our vessels and the environment, prevent loss of human life and personal injury, and continuously improve the safety skills of personnel;

●	Enforcing zero tolerance for any sexual assault or sexual harassment, the use of drugs or alcohol by seafarers and in the office workplace, and discrimination based on race, gender, disability, or religion;

●	Maintaining a shipboard occupational health and safety program;

●	Providing oversight by the Governance and Risk Committee of OSG’s safety performance and related key performance indicators; and

●	Installing Starlink satellite internet service on every ship in our fleet, allowing our seafarers the opportunity to connect with friends and family.

Environmental Protection and Social Responsibility Policies. Our policies and operating practices include:

●	Requiring all shoreside employees and seafarers to be trained on and committed to complying with our Code of Business Conduct and Ethics;

●	Endeavoring that all seafarers are informed, trained, and committed to complying with each vessel’s Ship Energy Efficiency Management Plan;

●	Requiring that all seafarers certify their understanding and acceptance of OSG’s Environmental Protection and Social Responsibility Policy as a condition of employment;

●	Allocating significant capital to lessen our environmental impact and remain compliant with all applicable regulations;

●	Installing ballast water treatment systems on our vessels;

●	Burning low sulfur content fuel in environmentally protected areas along the U.S. coastline; and

●	Providing oversight by our Governance and Risk Committee of the adequacy of OSG’s environmental initiatives and strategic planning.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)

The nominees for election at the Annual Meeting are listed below. The nominees were selected by the Board upon the recommendation of the Governance and Risk Committee. Unless otherwise directed, proxies will be voted for the election of these nominees to serve until the 2025 Annual Meeting of Stockholders and until each of their successors is duly elected and qualified. Gary Eugene Taylor, a current director, is not standing for re-election. Upon completion of the 2024 Annual Meeting, the size of the Board will be reduced from eight to seven directors.

The Governance and Risk Committee considers the following criteria for identifying and recommending qualified candidates for membership on the Board, seeking to maintain within these criteria appropriate diversity of individuals on the basis of gender, ethnic heritage, and life experiences:

●	judgment, character, integrity, expertise, tenure, skills, and knowledge useful to the oversight of OSG’s business;

●	status as “independent” or “audit committee financial expert” or “financially literate” as defined by the New York Stock Exchange (“NYSE”) and the SEC;

●	high level managerial, business, or other relevant experience, including experience in OSG’s industry or in areas relevant to OSG’s operations;

●	the candidate’s principal occupation and business associations;

●	absence of conflicts of interest;

●	status as a U.S. citizen for compliance with the Jones Act;

●	ability and willingness of the candidate to spend sufficient time and energy in furtherance of Board matters; and

●	average tenure of the Board as a whole.

As part of its annual assessment of Board structure and composition, the Governance and Risk Committee evaluates the extent to which the Board as a whole satisfies the foregoing criteria. The Committee also engages in succession planning and considers new candidates during this process.

The Governance and Risk Committee has evaluated the current nominees against the above criteria, and the Committee and the Board recommend that the stockholders elect all nominees at the Annual Meeting. We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, the persons appointed by the Board and named as proxies in the proxy materials may vote their proxies for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board. If stockholders do not re-elect a nominee who is already a director, Delaware law provides that the director continues to serve on the Board as a “holdover director”.

Director	Business Experience and Other Information
Douglas D. Wheat Age: 73 Director and Chairman since 2014

Mr. Wheat is currently the Managing Partner of Wheat Investments, a private investment firm. From 2007 to 2016, he was the founding and Managing Partner of the private equity company Southlake Equity Group. From 1992 until 2006, Mr. Wheat was President of Haas Wheat & Partners. Prior to the formation of Haas Wheat, Mr. Wheat was a founding member of the merchant banking group at Donaldson, Lufkin & Jenrette where he specialized in leveraged buyout financing. From 1974 to 1984, Mr. Wheat practiced corporate and securities law in Dallas, Texas. Mr. Wheat is currently the Chairman of the Board of Directors of International Seaways, Inc. (a former wholly owned division of OSG) and is also the Chairman of the Board of Directors of AMN Healthcare Services, Inc. (“AMN”). He has been a director of AMN since 1999, becoming Chairman in 2007. He previously served as Vice Chairman of Dex Media, Inc. and as Chairman of SuperMedia prior to its merger with Dex One. Mr. Wheat has also previously served as a member of the board of directors of several other companies including Playtex Products (he also served as Chairman); Dr Pepper/Seven-Up Companies, Inc.; Dr Pepper Bottling of the Southwest, Inc.; Walls Industries, Inc.; Alliance Imaging, Inc.; Thermadyne Industries, Inc.; Sybron International Corporation; Nebraska Book Corporation; ALC Communications Corporation; Mother’s Cookies, Inc.; and Stella Cheese Company. Mr. Wheat received both his Juris Doctor and Bachelor of Science degrees from the University of Kansas.

Skills and Qualifications

Mr. Wheat’s long-time finance and legal expertise, and experience serving on numerous boards of directors, particularly as Chairman, make him a valuable asset to our Board.

Rebecca K. DeLaet Age: 56 Director since 2020 Committees: Governance & Risk (Chair) Audit

Ms. DeLaet most recently served as the Chief Financial Officer of O.G. Energy (“OGE”) from 2018 until 2019. OGE is the energy arm of Ofer Global, a private portfolio of international businesses principally focused on shipping, real estate, energy, banking and investments. She served as a member of the Senior Management Committee of Ofer Global from 2004 to 2018. Ms. DeLaet also worked for Zodiac Finance, another division of Ofer Global, from 1990 to 2017 in positions of escalating authority as Vice President, Managing Director, and for the last seven years as President. She served on the Board of Directors and as Chair of the Audit Committee for both New Zealand Oil and Gas and Cue Energy Resources, publicly traded companies listed respectively on the New Zealand and Australian stock exchanges. She is currently the Director and Head of Finance for Team Image Synchronized Skating Team (a not-for-profit organization), a role which she has had since 2014. Ms. DeLaet holds a Bachelor of Science degree in Economics as well as a Master’s of Business Administration degree from the Wharton School of Business.

Skills and Qualifications

Ms. DeLaet’s substantial experience in the shipping industry and her financial expertise make her a valuable asset to our Board.

Joseph I. Kronsberg Age: 41 Director since 2015 Committee: Compensation

Mr. Kronsberg is currently a Partner with Keyframe Capital Partners, LP, a firm focused on energy and energy transition as well as distressed investing. He served in various roles at Cyrus Capital Partners, L.P. from 2006 until 2021, including as Principal responsible for certain investments in the financial, shipping and energy sectors. Previously, Mr. Kronsberg worked at Greenhill & Co. as a generalist in its mergers & acquisitions and restructuring departments. He currently serves as a Director of International Seaways, Inc. Mr. Kronsberg has a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania, from which he graduated summa cum laude.

Skills and Qualifications

Mr. Kronsberg’s financial expertise and experience in investing and investment management make him a valuable asset to our Board.

Elaine G. Luria Age: 48 Director since 2023 Committee: Governance & Risk

Ms. Luria is currently on the board of directors of BAE Systems, Inc., a U.S. subsidiary of BAE Systems Plc, an international defense, aerospace and security company which delivers a full range of products and services for air, land, space and naval forces, since May 2023. She served as the Representative for Virginia’s Second Congressional District from 2019 until 2023. While in Congress, she served as the Vice Chair of the House Armed Services Committee and as a member of the House Committees on Homeland Security and on Veterans’ Affairs. She also served as a member of the House Select Committee to Investigate the January 6th attack on the United States Capitol.

In Congress, Ms. Luria championed a strong military, supporting increased defense budgets, emphasizing shipbuilding and improving key capabilities in the Pacific. Ms. Luria was instrumental in the passage of the Promises to Address Comprehensive Toxics Act and was also a consistent voice on advanced nuclear technology. As a member of Congress, Ms. Luria was consistently lauded as one of the most bipartisan legislators and as the “most effective” freshman member of the House.

Before her election, Ms. Luria served two decades in the United States Navy, retiring at the rank of Commander, serving at sea on six ships as a nuclear-trained Surface Warfare Officer, with six deployments to the Middle East and Western Pacific, culminating her Navy career by commanding a combat-ready unit of 400 sailors. Ms. Luria graduated from the U.S. Naval Academy with a Bachelor of Science degree in Physics and History and received a Master’s of Engineering Management degree from Old Dominion University.

Skills and Qualifications

Ms. Luria’s record of experience in Congress and government affairs, as well as naval defense and the shipping industry, make her an excellent candidate for our Board.

Samuel H. Norton Age: 65 Director since 2014

Mr. Norton was appointed Chief Executive Officer and President of OSG in December 2016. Prior to this appointment, he served as Senior Vice President and President and Chief Executive Officer of OSG’s U.S. Flag Strategic Business Unit from July 2016 and, prior to that, as a non-executive Director on OSG’s Board from 2014 to July 2016. In 2006 Mr. Norton co-founded SeaChange Maritime, LLC, an owner and operator of container ships, and served as its Chairman and Chief Executive Officer. Mr. Norton previously spent 17 years as a senior executive officer at Tanker Pacific Management (Singapore) Pte. Ltd. In 1995, Mr. Norton initiated and led the entry of the Sammy Ofer Group into the container segment and acquired and operated the first container vessels in the group’s fleet. While at Tanker Pacific, Mr. Norton also conceived and started a related business, Tanker Pacific Offshore Terminals, which owns and operates a fleet of floating, offshore oil storage terminals. Prior to joining the Ofer group, Mr. Norton played a lead role in the Asian distressed assets group of the First National Bank of Boston, a position which acquainted him with the shipping industry and the Ofer family. Mr. Norton holds a Bachelor of Arts degree in Chinese Language and Literature from Dartmouth College.

Skills and Qualifications

Mr. Norton’s substantial experience in the shipping industry and his current status as Chief Executive Officer and President of OSG make him a valuable asset to our Board.

John P. Reddy Age: 71 Director since 2018 Committees: Audit (Chair) Governance and Risk

Mr. Reddy is currently a business consultant and private investor. From 2009 until 2017, he served as the Chief Financial Officer of Spectra Energy Corporation, a premier owner and operator of pipeline and midstream energy assets. Prior to that, he served as Senior Vice President and Chief Financial Officer of Atmos Energy Corporation, the nation’s largest natural gas-only distributor, and in various financial roles with Pacific Enterprises Corporation. He currently serves on the Audit Committee of Hess Midstream LP and chairs the Audit Committee of Overseas Shipholding Group, Inc. Mr. Reddy has also served on the board of directors of DCP Midstream, LLC (2009 - Feb. 2017), as a member of Paragon Offshore Plc’s board from July 2014 through June 2017 and as a member of PLH Group’s board from October 2018 through July 2022. Mr. Reddy is a graduate of the University of California at Los Angeles and holds an MBA from the University of Southern California

Skills and Qualifications

Mr. Reddy’s extensive experience in the energy sector, financial expertise, as well as service on the boards of other publicly traded companies make him a valuable asset to our Board.

Julie E. Silcock Age: 68 Director since 2018 Committees: Compensation (Chair) Audit

Ms. Silcock is a Partner at CDX Advisors, a tech-enabled investment bank, since June 2020. From 2009 to June 2020, she served as Managing Director and Co-Head of Southwest Investment Banking at Houlihan Lokey.  Prior to that, she served as Managing Director and as Founder and Head of Southwest Investment Banking at Citigroup Global Markets, Inc. She currently serves on the boards of, JC Skincare, a privately held beauty company, Goodwill Industries of Dallas, Inc., and the U.S. Ski & Snowboard Foundation, a nonprofit organization that supports winter Olympic athletes. She was formerly on the Boards of Q4, Inc. (TSX:QFOR), a leading capital markets communications platform, MESA Airlines Inc. (NASDAQ: MESA), a publicly traded company, and GreenHunter Resources, Inc. (NYSE: GRH), a publicly traded water reclamation company. Ms. Silcock earned her Master’s of Business Administration degree from Stanford Graduate School of Business and holds a Bachelor of Arts degree from Princeton University.

Skills and Qualifications

Ms. Silcock has over 35 years of Capital Markets and M&A experience in the investment banking industry, bringing extensive financial knowledge and experience to the Board. Ms. Silcock also brings to the Board valuable knowledge of strategic considerations including M&A, corporate governance, compensation and similar issues from her current and prior work in investment banking and service on other publicly traded companies’ boards of directors.

The Board recommends a vote “FOR” the election of each of the nominees for director named in this Proxy Statement.

INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines (the “Guidelines”) to support the effective functioning of the Board and its committees, to promote the interests of all stockholders, and to set expectations as to how the Board, its committees, individual directors and management should perform their functions. The Board believes that the ethics, character, integrity and values of OSG’s directors and senior management remain the most important aspects of quality corporate governance. The Guidelines provide criteria for the selection of directors that include diversity. They are posted on OSG’s website, www.osg.com, and are available in print upon request. Under the Guidelines, each director is expected to attend all Board meetings and all meetings of committees of which the director is a member.

Board Leadership Structure. The Guidelines provide that the Board selects the Chief Executive Officer of OSG and may select a Chairman of the Board in the manner it considers in the best interests of OSG. The Guidelines provide that the Chairman may be a non-management director or the CEO.

OSG currently separates the role of CEO and Chairman, who is currently an independent director. The CEO and the Chairman are in frequent contact with one another and with senior management. They provide advice and recommendations to the full Board for its consideration. They each review in advance the schedule of Board and committee meetings and establish the agenda for each meeting to address the interests and requirements of the stockholders and other stakeholders. The Board believes that the current leadership structure, given the individuals holding the leadership positions, is in the best interests of stockholders.

The Board, through its Governance and Risk Committee, periodically reviews the Board’s leadership structure to determine if it remains appropriate in light of OSG’s specific circumstances and needs, current corporate governance standards, market practices and other factors the Board considers relevant.

Board Refreshment and Tenure. The Governance and Risk Committee identifies and recommends to the Board qualified candidates who possess the qualities determined to be necessary and effective so as to best serve the interests of our stockholders (see the list of criteria summarized above under “Election of Directors”). The Board understands the value of adding directors with fresh perspectives, who possess qualities that will fit with the future strategic direction of OSG. The Governance and Risk Committee conducts robust director succession planning that considers the criteria described above, including diversity, and considers candidates to join our Board. The Guidelines establish an average tenure of no greater than 8 years. Considering average tenure allows OSG to benefit from both the fresh perspective provided by new members of the Board as well as the historical context, perspective, and industry know- how that longer serving directors possess. Currently, the average tenure of our independent directors is 6.57 years.

Independence. Under the Guidelines, which incorporate the standards established by the NYSE, the Board must consist of a majority of independent directors. As determined by the Board, as of the date of this Proxy Statement, all of the nominees other than Mr. Norton have been determined to be independent for purposes of service on the Board. No relationships were identified that would bar any of them from being characterized as independent. The Board also reviews, every quarter, relationships that directors may have with OSG to determine whether there are any material relationships that would preclude a director from being independent.

Executive Sessions of the Board. To facilitate free and open discussion and communication among the directors, the Guidelines provide that directors meet in executive session without management (other than Mr. Norton) present at each regular meeting of the Board, and that at least one executive session is for independent directors only. The non-executive Chairman must chair these executive sessions. Any non-management director can request that an additional executive session limited to independent directors be scheduled.

Board Oversight of Risk Management. While responsibility for managing OSG’s material risks lies with management, the Board provides oversight of risk management directly and through its committees. Each committee reports its activities and considerations to the full Board at every regularly scheduled quarterly meeting. The full Board reviews the risks associated with OSG’s strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of OSG.

At the committee level, the Audit Committee regularly reviews the financial statements and financial and other internal controls. Further, the Audit Committee schedules private sessions individually with certain members of management, with the internal auditors, and with representatives of the independent registered public accounting firm at the conclusion of scheduled meetings, where aspects of financial risk management are discussed as necessary.

The Governance and Risk Committee manages risks associated with Board independence, corporate governance, and potential conflicts of interest, as well as oversight over non-financial risks associated with OSG’s operations. As part of risk management, the Governance and Risk Committee reviews OSG’s policies and protective measures against risks, such as cybersecurity and environmental matters.

The Human Resources and Compensation Committee (the “Compensation Committee”) annually reviews executive compensation policies and practices, employee benefits, and associated risks. The Compensation Committee conducts annual assessments of any risks associated with OSG’s compensation policies and practices and has concluded that such policies and practices do not, individually or in the aggregate, create risks reasonably likely to have a material adverse impact on OSG.

Both the Audit and Compensation Committees also rely on the advice and counsel of OSG’s independent registered public accountants and independent compensation consultants, respectively, to raise awareness of any risk issues that may arise during their reviews of OSG’s financial statements, audit work and executive compensation policies and practices, as applicable.

Managing risk is an ongoing process inherent in all decisions made by management. OSG has an enterprise risk management program that is designed to ensure that risks are taken knowingly and purposefully. Management is responsible for assessing such risks and related mitigation strategies for all material projects and initiatives of OSG submitted for consideration by the Board. The risk assessment process seeks to identify the primary risks facing OSG and to prioritize these risks, as well as the actions necessary to mitigate and balance these risks.

Meetings of the Board. The Board held four meetings during 2023. Each director attended over 90% of the total number of meetings of the Board and Board committees of which the director was a member.

Annual Meetings of Stockholders. Directors are not required, but are strongly encouraged, to attend the annual meeting in person or telephonically. All directors attended our 2023 Annual Meeting virtually.

Communications with Board Members. Interested parties, including stockholders, may communicate with any director, with the Chairman, or with the non-management directors as a group by sending a letter to the attention of such director, or the non-management directors as a group, as the case may be, in care of OSG’s Corporate Secretary, 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602. The Corporate Secretary opens and reviews such correspondence and forwards it (other than advertisements and other solicitations) to the director(s) most closely associated with the nature of the communication based on Committee membership and other factors.

Code of Business Conduct and Ethics; Other Compliance Policies. OSG has adopted the following policies:

●	A Code of Business Conduct and Ethics, which is an integral part of OSG’s compliance program and embodies the commitment of OSG and its subsidiaries to conduct operations in accordance with the highest legal and ethical standards. This Code applies to all of OSG’s officers, directors and employees.

●	An Insider Trading Policy that prohibits OSG’s directors and employees from purchasing or selling securities of OSG while in possession of material non-public information or otherwise using such information for their personal benefit.

●	An Anti-Bribery and Corruption Policy that memorializes our commitment to adhere faithfully to both the letter and spirit of all applicable anti-bribery legislation in the conduct of OSG’s business activities worldwide.

●	A human rights statement, which can be found on OSG’s website.

The Code of Business Conduct and Ethics, the Insider Trading Policy and the Anti-Bribery and Corruption Policy are posted on OSG’s website, www.osg.com, and are available in print upon request.

Prohibition Against Hedging and Pledging. OSG’s Insider Trading Policy prohibits the OSG’s directors, officers, significant stockholders, and certain other OSG personnel from hedging any securities of OSG, including by investing in options, puts, calls, short sales, future contracts, or other derivative instruments relating to OSG securities, regardless of whether such persons have material non-public information about OSG. Our Insider Trading Policy prohibits all of OSG’s directors, officers, employees, and significant stockholders from pledging OSG securities. In addition, our Non-Employee Director Incentive Compensation Plan and Incentive Compensation Plan for Management prohibit incentive awards from being pledged.

Other Directorships and Significant Activities. OSG values the experience directors bring from other boards of directors on which they serve but recognizes that board service presents significant demands on a director’s time and availability and may present conflicts and legal issues. The Guidelines provide that non-management directors refrain from serving on the boards of directors of more than four publicly traded companies (other than OSG or a company in which OSG has a significant equity interest) absent special circumstances. A member of the Audit Committee may not serve on more than two other audit committees of publicly traded companies.

The Guidelines require the CEO and other members of senior management to receive the approval of the Governance and Risk Committee before accepting any outside board membership. The Guidelines prohibit the CEO from serving on the board of directors of more than one publicly traded company (other than OSG or a company in which OSG has a significant equity interest).

If a director’s principal occupation or business association changes substantially, that director is required by the Guidelines to inform the Chair of the Governance and Risk Committee of the change and offer to resign from the Board. In such case, such Committee must recommend to the Board the action, if any, to be taken with respect to the offer of resignation, taking into account the appropriateness of continued Board membership.

Committees

The Board has three standing committees: the Audit Committee, the Governance and Risk Committee, and the Compensation Committee. Each of these committees has a charter that is posted on OSG’s website, www.osg.com, and is available in print upon request.

Audit Committee. The Audit Committee is required to have no fewer than three members, all of whom must be and are independent directors in accordance with SEC and NYSE rules, as well as under the standards set forth in the Guidelines. During its current term, the Committee consisted of Mr. Reddy (Chair), Ms. DeLaet and Ms. Silcock. The Board affirmatively determined that each member of the Committee was independent and qualified as an audit committee financial expert, both as defined by rules of the SEC and NYSE. The Audit Committee met eight times in 2023. The Committee meets frequently in executive session, without any members of management present, to confer with the independent registered public accounting firm and internal auditors. It also meets separately with executive management.

The Audit Committee oversees OSG’s accounting, financial reporting process, internal controls, and audits and consults with management, internal auditors, and our independent registered public accounting firm on, among other things, matters related to the annual audit, the accounting principles applied to the financial statements, and the oversight of financial risk associated with OSG’s operations.

The Audit Committee retains OSG’S independent registered public accounting firm, subject to stockholder ratification (although the stockholder vote is not binding). The Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time if it determines that such an appointment would be in the best interests of OSG and our stockholders. The

Committee maintains direct responsibility for the compensation and oversight of the independent registered public accounting firm and evaluates its qualifications, performance, and independence. The Committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm.

Governance and Risk Committee. The Governance and Risk Committee is required to have no fewer than three members, all of whom must be and are independent directors under the standards set forth in the Guidelines. During its current term, the Committee consisted of Ms. DeLaet (Chair), Ms. Luria, and Mr. Reddy. The Board affirmatively determined that each member of the Committee was independent. The Governance and Risk Committee met four times in 2023.

The Governance and Risk Committee evaluates prospective nominees for election to the Board who are identified or referred by other Board members, management, stockholders or external sources and all self-nominated candidates, and recommends to the Board those individuals the Committee believes are best qualified to serve on the Board. The Committee will consider recommendations for director nominees from stockholders made in writing to the following address: Corporate Secretary, Overseas Shipholding Group, Inc., 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602.

The Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management, and search consultants. This Committee also reviews and recommends to the Board changes to the Guidelines and leads the annual review of the Board’s performance.

The Governance and Risk Committee provides oversight over non-financial risks associated with OSG’s operations, including environmental, social, and governance strategies, policies and practices, cybersecurity risk mitigation, as well as our vessels’ adherence to environmental and regulatory requirement.

Compensation Committee. The Compensation Committee is required to have no fewer than three members, all of whom must be and are independent directors under the standards set forth in the Guidelines. During its current term, the Compensation Committee consisted of Ms. Silcock (Chair), Mr. Kronsberg and Mr. Taylor. The Board affirmatively determined that each member of the Committee was independent under applicable rules of the NYSE, SEC, and Internal Revenue Code. The Compensation Committee met five times in 2023.

The Compensation Committee establishes, oversees, and carries out OSG’s compensation philosophy and strategy, and assesses compensation-related risks. It implements the Board’s responsibilities relating to the compensation of our executive officers and seeks to ensure that they are compensated in a manner consistent with the philosophy and competitive with its peers. This Committee monitors and oversees the preparation of the section entitled “Compensation Discussion and Analysis” for inclusion in OSG’s annual proxy statements.

Related Party Transactions

Our Code of Business Conduct and Ethics requires all directors, officers, and employees who may have an actual or potential conflict of interest to disclose fully all the relevant facts to OSG’s legal department any time they arise. Any proposed transaction or relationship that could pose a potential conflict is carefully reviewed, with those determined to be related party transactions reported to the Board for consideration. If the related party is a director, that director will not participate in the consideration. In deciding whether to approve the proposed related party transaction, the Board will determine whether the transaction is on terms that could be obtained in an arm’s length transaction with an unrelated third party and if the transaction is in the best interest of the stockholders and OSG. If the related party transaction is not on such terms, it will not be approved. In addition, every quarter, our Corporate Secretary determines whether any related party transactions have occurred and reports the findings to the Audit Committee. In addition to this reporting requirement, in order to affirmatively seek to identify related party transactions, each year we require our directors and executive officers to complete questionnaires identifying any transactions with OSG in which the director or officer has an interest. There were no related party transactions in 2023.

In addition, each quarter we monitor transactions between the Company with stockholders that own more than 5% of OSG’s shares and report these transactions to the Audit Committee. In 2023, OSG made payments aggregating $145,472 to subsidiaries of Saltchuk Resources, Inc., a holder of more than 5% of OSG’s Class A Common Stock, for port expenses, tug assist services, and the purchase of lube oil. These payments were made in the ordinary course of business and were on terms comparable to similar transactions with unaffiliated parties.

DIRECTOR COMPENSATION

Our non-employee directors receive annual cash retainers, with additional annual cash retainers for service as a committee member or chair or for services as Board Chair. In addition, each non-employee director receives an annual award of restricted stock units, or RSUs, under the Non-Employee Director Incentive Compensation Plan (the “Director Plan”), which permits the grant of various types of equity- based awards to directors. Directors receive an annual grant of time-based RSUs on the date of each annual meeting, with the number of RSUs being equal to the value shown in the table below divided by our closing stock price on the date of grant. No additional fees are paid for attendance at any Board or committee meetings.

For 2023, the following sets forth the annual cash retainers and RSU values for our non-employee directors:

Board Position	Annual cash retainer ($)	Annual RSU awards* ($)
Board membership (non-management directors only)	75,000	100,000
Board Chair	120,000	150,000
Audit Committee Chair	18,000	n/a
Audit Committee member	9,000	n/a
Compensation Committee Chair	14,000	n/a
Compensation Committee member	8,000	n/a
Governance and Risk Committee Chair	14,000	n/a
Governance and Risk Committee member	8,000	n/a
* Rounded to the nearest 100 shares

The following table shows the total compensation paid to the non-employee directors during 2023:

Name	Retainers earned or Paid in Cash ($)(1)	Stock Awards FMV ($)(2)	Total ($)
Rebecca K. DeLaet	90,000	100,000	190,000
Joseph I. Kronsberg	78,500	100,000	178,500
Elaine G. Luria	41,500	100,000	141,400
Anja L. Manuel(3)	43,500	0	43,500
John P. Reddy	92,000	100,000	192,000
Julie E. Silcock	92,500	100,000	192,500
Gary E. Taylor	78,000	100,000	178,000
(1)	Consists of annual retainers for Board and, if applicable, Committee service.
(2)	On June 15, 2023, we granted to our non-employee directors time-based RSUs scheduled to vest on June 15, 2024, subject to the continued service of each director. As our Chairman, Mr. Wheat received a grant of 39,200 time-based RSUs. Each other non-employee director received a grant of 26,100 time-based RSUs.
(3)	Ms. Manuel retired from the board in June, 2023.

OSG encourages stock ownership by directors in order to align their interests with those of our stockholders. To further stock ownership by directors, the Board believes that regular grants of equity compensation should be a significant component of director compensation.

The Board has in place stock ownership guidelines for non-employee directors. Under the stock ownership guidelines, each non-employee director is expected, within five years of becoming a director, to own shares of the OSG’s Class A Common Stock with a market value equal to at least three times the annual cash retainer for Board service. The directors are in compliance with these guidelines.

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides information regarding the compensation program for 2023 for individuals who served as executive officers and who are listed in the Summary Compensation Table below (collectively, the “Named Executive Officers” or “NEOs”) for 2023. Those NEOs for 2023 are:

Name	Position
Mr. Samuel H. Norton	President, Chief Executive Officer and Director
Mr. Richard L. Trueblood	Vice President and Chief Financial Officer
Mr. Patrick J. O’Halloran	Vice President and Chief Operations Officer
Mr. Damon M. Mote	Vice President and Chief Administrative Officer
Ms. Susan M. Allan	Vice President, Corporate Secretary and General Counsel

For more information about our NEOs, see item 1. “Directors, Executive Officers, and Corporate Governance in our 2023 Form 10-K. The Human Resources and Compensation Committee of the Board of Directors (the “Compensation Committee” or “Committee”) is responsible for overseeing the compensation arrangements applicable to our NEOs.

Executing on Strategy: Our 2023 Performance

The compensation program for 2023 was designed by the Compensation Committee to incentivize our executives to achieve the Company’s strategic and operational goals and was heavily weighted on performance-based measures. The performance measures for our 2023 compensation program were set by the Committee at a period in which the Company’s business was reacting to the volatility and uncertainties in world oil markets caused by the war in Ukraine and when the Company was continuing its rebound from the lingering impacts of the COVID-19 pandemic. During 2023, the Company maintained its focus and successfully executed its strategy of achieving longer-term charters at profitable rates, enabling us to meet or exceed our financial targets while seeking to achieve the highest standards in protecting the environment and ensuring the health and safety of all of our employees.

Say-on-Pay Results - Consideration of Stockholder Feedback

At our 2023 annual meeting of stockholders, 99.57% of the votes cast on our say-on-pay proposal were voted in favor of our executive compensation program. We believe that this level of support reflects our stockholders’ belief that our compensation program is effective and reasonable.

Summary of the 2023 Compensation Program

The 2023 compensation program mirrored the structure and metrics used in previous years. The Compensation Committee determined that the elements of the program remained consistent with the Company’s philosophy and would appropriately motivate the executive officers. The annual incentive compensation program continued using the objective, performance-based metrics of free cash flow (“FCF”) and selling, general and administrative (“SG&A”) costs measured over a one-year performance period. The long-term equity grants also continued with a mix of time-based and performance-based grants using relative total shareholder return (“TSR”) and return on invested capital (“ROIC”) performance metrics.

The following table is the mix of compensation approved by the Compensation Committee for the 2023 compensation program:

		Short Term Incentives	Long Term Incentives
NEOs	2023 Base Salary	Annual Cash Incentives as a % of salary	Annual Equity Grants as a % of salary
Samuel H. Norton	$446,250	100%	250%
Richard L. Trueblood	$341,250	80%	100%
Patrick J. O’Halloran	$315,000	80%	100%
Damon M. Mote	$309,750	80%	100%
Susan M. Allan	$299,250	80%	75%

OUR COMPENSATION PRINCIPLES, COMPONENTS AND PRACTICES

Our Executive Compensation Philosophy and Practices

We believe that a well-designed compensation program is a powerful tool to attract, motivate, retain and reward top executive and managerial talent and that it should also align the interests of our executive officers with those of our stockholders. We have structured our compensation program to drive and support these objectives:

Overall Objectives	–	Attract, motivate, retain and reward highly talented executive officers and managers, whose leadership and expertise are critical to our overall growth and success
	–	Align the interests of our executive officers with those of our stockholders
	–	Support the long-term retention of OSG’s executive officers to maximize continuity of management and overall effectiveness
	–	Compensate each executive officer within the range of competitive practice (1) within the marketplace for talent in which we operate; (2) based upon the scope and impact of his or her position as it relates to achieving our corporate goals and objectives; and (3) based on the potential of each NEO to assume increasing responsibility
	–	Discourage excessive or imprudent risk-taking
	–	Reward the achievement of both the short-term and long-term strategic objectives necessary for sustained optimal business performance

Pay Mix Objectives	–	Provide a mix of both fixed and variable (“at-risk”) compensation, each of which has a different time horizon and payout form (cash and equity), to reward the achievement of annual and sustained, long-term performance
	–	Use our incentive compensation program and plans to align the interests of our executive officers with those of our stockholders by linking incentive compensation rewards to the achievement of performance goals that maximize stockholder value by:
* seeking to ensure that our compensation program is consistent with, and supportive of, our short- and long-term strategic, operating and financial objectives
* placing a significant portion of our executive officers’ compensation at risk, with payouts dependent on the achievement of both corporate and individual performance goals, which are set by the Compensation Committee
* encouraging balanced decision-making by employing a variety of performance measures to avoid over-emphasis on the short-term or any one metric

Executive Compensation Practices: What We Do and What We Do Not Do

The following table summarizes some of the key features of our executive compensation program, discussed in greater detail below.

What We Do
Utilize compensation benchmarking - We review publicly available information to evaluate how our NEOs’ opportunities compare to those for similar positions at comparable companies
Pay for performance - A significant portion of compensation is at risk, including compensation that is stock and/or performance based, tied to pre-established performance goals aligned with our short-term and long-term objectives
Compensation recoupment policies - We maintain a strict compensation recoupment (clawback) policy, which has been revised to comply with the new SEC regulations and NYSE listing requirements
Stock ownership guidelines - Our Board has established robust stock ownership guidelines for executive officers and directors
Independent compensation consultant - The Compensation Committee engages an independent compensation consulting firm to review and provide recommendations on our executive compensation program

What We Don’t Do
No hedging and no pledging - Board members, executive officers and other employees are prohibited from engaging in hedging transactions or pledging OSG stock per our Insider Trading Policy

No automatic or guaranteed pay - Salary increases and incentive payments are not guaranteed
No tax gross ups - We do not provide for any tax reimbursements or tax gross-ups

No special retirement programs - We do not offer a supplemental executive retirement plan
No stock option re-pricing - We do not allow discounted stock options, reload stock options or stock option re-pricing without stockholder approval
No dividends on unvested equity-Dividend equivalents are accrued but not paid on all unvested equity grants. For Performance-based RSUs (“PRSUs”), no dividends are paid until the performance conditions are satisfied and the PRSUs vest
No perquisites - We do not provide any executive perquisites

Compensation Risk Mitigation

The Compensation Committee annually assesses risks that may be present in our compensation program and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on OSG. The Committee believes that a significant portion of our NEOs’ total compensation should be performance-based, variable and “at risk”, resulting in a program that uses a mix of performance measures and goals. The program is designed with the objective of balancing our short- and long-term goals and discouraging excessive or inappropriate risk-taking by eliminating any inducement to over-emphasize one goal to the detriment of others. To further mitigate excessive risk taking, we have adopted the following:

Stock Ownership Guidelines	Our Corporate Governance Guidelines include stock ownership guidelines for our directors and executive officers. The minimum levels of ownership for each position are as follows:

	Position	Value of Shares Owned (Multiple of Salary / Annual Retainer)
	Non-Employee Directors	3x (Annual Retainer)
	President / Chief Executive Officer	5x
	Chief Financial Officer	3x
	Officers (other than CEO and CFO)	1.5x

Directors and executive officers have five years from the time they first become eligible to participate in OSG’s equity plans to come into compliance. At least fifty percent of the director or executive officer’s shares must be retained until the ownership guidelines have been met, after accounting for any sales of shares to cover tax expenses. Each of our directors and executive officers is expected to meet the applicable guideline in a timely manner.

For purposes of these stock ownership guidelines, ownership comprises all shares of Class A Common Stock held by the director or executive officer, and his or her spouse and minor children, including:
- Shares deemed to be beneficially owned under federal securities laws;
- Any time-based restricted stock or RSUs awarded (whether or not vested);
- Any vested, in-the-money stock options;
- Any stock held for the employee’s benefit in any pension or 401(k) plans.

Recoupment “Clawback” Policy	Effective December 2023, we updated our Recoupment Policy for Executive Officers to comply with new SEC regulations and NYSE listing requirements requiring executives to surrender any erroneously awarded incentive compensation that was paid based on financial statements that were required to be restated due to our material noncompliance with any financial reporting requirement under the securities laws. Any recoupment rights under this Policy are in addition to, and not in lieu of, any other remedies or rights of recoupment or offset that may otherwise be available to the Company.

No Pledging or Hedging

Our Insider Trading Policy and our stock incentive plans prohibit pledging by our non-employee directors and all employees.

Our Insider Trading Policy prohibits hedging, including investing in options, puts, calls, short sales, futures contracts, or other derivative instruments relating to Company securities, regardless of whether such persons possess material nonpublic information.

Equity Plan Features	Our stock incentive plans do not permit repricing or cash buyouts of underwater options or stock appreciation rights without stockholder approval. The Compensation Committee believes our stock incentive plans are structured so as to avoid problematic pay practices and do not contain features that could be detrimental to stockholder interests.

Roles in Setting Executive Compensation

Role of the Compensation Committee

The primary role of the Compensation Committee, which consists entirely of independent directors, is to establish our compensation philosophy and strategy consistent with the strategic goals of our business and to provide our NEOs with compensation opportunities consistent with this philosophy and with the strategic goals of the business. The Committee takes many factors into account when making compensation decisions, including the individual’s performance and experience; the individual’s ability to affect our long-term growth and success; OSG’s overall performance; internal equity among the NEOs; and external, publicly available market data on competitive compensation practices and levels. The Committee typically establishes the annual compensation program during the first quarter of each fiscal year, setting specific annual and long-term Company goals and designing the compensation program for that year to support and reward the achievement of those goals. In setting the compensation for our executive officers, other than the CEO, the Committee considers, among other things, the recommendations of our CEO, with the Committee being solely responsible for making all decisions on the compensation of our NEOs.

The Compensation Committee regularly meets in executive session as necessary for discussions or decisions regarding executive compensation.

Role of Compensation Consultant

The Compensation Committee engaged Lyons Benenson & Company Inc. (“LB&Co”) in 2023 as its independent compensation consultant to assist and advise the Committee on all aspects of OSG’s executive and director compensation programs and related corporate governance matters. LB&Co does not provide other services to OSG or its NEOs. LB&Co was retained directly by the Committee, which, in its discretion, has the sole authority to select, approve, retain, terminate, and oversee its relationship with its consultant. In 2023, the Committee conducted an interview process with other compensation consultants, determining to continue to retain LB&Co. The Committee considered the independence of LB&Co in accordance with the standards of the NYSE, applicable rules and regulations of the SEC and other laws relating to the independence of advisors and consultants. The Committee determined that the work of LB&Co did not raise any conflicts of interest in 2023.

A representative of LB&Co participated by telephone or video conference in all meetings of the Compensation Committee in 2023.

Role of the CEO in Setting Compensation

Decisions relating to the CEO’s performance and compensation are made by the Compensation Committee in executive session with the assistance of advice and market information received by the independent compensation consultant. In making determinations regarding compensation for the other NEOs, the Committee generally considers the recommendations of the CEO and the advice received from LB&Co. In making his recommendations, the CEO evaluates the performance of each executive, considers each executive’s compensation in relation to the competitive marketplace as well as to our other NEOs and assesses retention risks. The Committee then reviews, modifies (as appropriate) or approves these recommendations and either reports the results to the Board or recommends actions for the Board to approve.

Peer Group and Benchmarking

We strive for total compensation to be competitive with a group of companies selected annually by the Compensation Committee that are similar to OSG in terms of industry focus, scope of operations, size (in terms of revenues and market capitalization), and the competitive marketplace. Historically, OSG has designated two distinct peer groups for the purposes of assessing market compensation and determining its executive compensation structure: (1) an Industry Peer Group and (2) a Florida Market Peer Group. Both peer groups are limited to companies for which executive compensation data is publicly available. This limitation necessarily eliminates some of our closest competitors from the Industry Peer Group, as many of them are privately held and therefore do not disclose executive compensation. The Florida Market Peer Group is based on a broader set of companies of similar size to OSG with headquarters in Florida. The goal of using the Florida Market Peer Group is to gain a greater understanding of the competitive compensation landscape in the Florida market where we are based, which we believe complements the analysis and use of the Industry Peer Group data. When recommending the 2023 peer groups to the Compensation Committee, LB&Co considered various measures of financial and operating performance, the scope of products and services offered, and the geographical footprint of each of the potential peer group companies.

2023 Industry Peer Group

Company	Company
Algoma Central Corporation	International Seaways, Inc.
Dorian LPG Ltd.	Kirby Corporation
Eagle Bulk Shipping Inc.	Martin Midstream Partners L.P.
Genco Shipping & Trading Limited	Matson, Inc.
Holly Energy Corporation	Tidewater Inc.

2023 Florida Market Peer Group

Company	Company
American Coastal Insurance Corp.	Kforce Inc.
Beasley Broadcast Group, Inc.	Lazydays Holdings, Inc
BRP Group, Inc.	Marine Max, Inc.
Cadre Holdings, Inc.	NeoGenomics, Inc.
Cross Country Healthcare, Inc.	NV5 Global, Inc.
Digital Media Solutions, Inc.	Pacira BioSciences, Inc.
FARO Technologies, Inc.	PetMed Express, Inc.
HCI Group, Inc.	Rayonier Advanced Materials Inc
Hellos Technologies, Inc.	Superior Group of Companies, Inc.
Heritage Insurance Holdings, Inc.	The Hackett Group, Inc.

Components of Named Executive Officer Compensation

The Compensation Committee reviews each element of compensation annually to ensure alignment with our compensation philosophy and objectives, as well as to assess our executive compensation program and levels relative to the competitive landscape. Our executive compensation program for 2023 consisted of the following:

	Elements	What It Is	Objective/ Purpose
Fixed	Base Salary	Fixed amount for service during the year and time in position	Rewards scope of responsibility, experience and individual performance.
At-Risk	Annual Incentive Compensation	At-risk and dependent on Company and individual goal achievement	Promotes strong business results by rewarding value drivers while avoiding incentives that could create risks
Serves as key compensation vehicle for rewarding results and differentiating individual performance each year
	Long-Term Incentive Compensation (Equity)	Equity grants are split between time-based and performance based RSUs	Performance metrics create incentives to outperform peers or reward performance versus plan
		TSR PRSUs are payable in shares of Class A Common Stock upon vesting based on 3-year relative TSR ranking	Three-year performance period aligns pay with performance over an extended period of time
		ROIC PRSUs are payable in shares of Class A Common Stock upon vesting based on 3-year ROIC achievement	Provides executives with a significant stake in the long-term financial success of OSG, aligned with stockholder interests
		2022 Retention Grant is payable in cash and shares with vesting over a 3-year period	One-time awards granted in March 2022 to address retention risks for the NEOs at a critical point for the Company
		Time-based RSUs	Portions vest annually over a three-year term
Benefits	Retirement, Health and Welfare	401k plan with Company match and competitive health and welfare benefits	Provides market competitive benefits to attract and retain top talent
Severance	Severance Arrangements - Termination Due to Change in Control (Double-Trigger)	Severance and related benefits paid upon termination without cause or resignation for good reason following a change in control

Preserves objectivity when considering transactions in the best interest of stockholders

Equity provisions keep each executive officer whole in situations where shares may no longer exist, or awards cannot otherwise be replaced

		Accelerated equity vesting upon termination post-change in control	Retains executive officers through a change in control
Allows OSG to obtain releases of employment-related claims
	Severance Arrangements - Termination without cause or for Good Reason	Severance and related benefits paid upon termination without cause or resignation for good reason	The severance benefits assure executive officers of compensation in the event of the loss of employment
Assists in retaining top talent

Named Executive Officer Compensation

The charts below depict the mix of the elements of the 2023 compensation program that are at-risk, such as cash payments under our Annual Incentive Program (as defined below), and time and performance-based equity grants, compared to the fixed base salary for the CEO and the other NEOs.

Base Salary

We strive to pay base salaries that are market competitive for a company of our size so as to attract and retain talented executives and to provide a secure fixed level of compensation. The Compensation Committee regularly reviews the base salaries of our executive officers and compares them to the salaries of senior management among the Industry and Florida peer groups, bearing in mind that total estimated direct compensation opportunity is the principal comparative measure of the competitiveness of our program. Based on its own experience and such comparison, the Committee determines whether the salaries of the executive officers are at levels sufficient to attract, motivate and retain, in concert with other elements of compensation, the executive officers who are essential to leading OSG and driving stockholder value.

2023 Annual Incentive Program for the Executive Officers

Our Annual Incentive Program for 2023 (“Annual Incentive Program”) is consistent with our compensation philosophy, is in line with competitive practices within OSG’s peer groups, and complies with the 2019 Incentive Compensation Plan for Management (the “Plan”) that was approved by our shareholders in 2019 and governs all of our incentive awards.

The following summarizes the design of the Annual Incentive Program for the NEOs, which is the same design adopted by the Compensation Committee since 2020:

●	A pool of funds is established using the metric of FCF, a non-GAAP measure, with the amount of the pool calculated based on a pre-determined formula, setting forth threshold, target and maximum levels of achievement, and containing a SG&A multiplier (the “Pool”). We define FCF as EBITDA less capital expenditures. See the section “Non-GAAP Financial Measures” for further details.

●	The FCF funding formula is based upon the budget approved by the Board of Directors, with the formula increasing or decreasing from 100% of target incentive amounts depending on achievement. A 15% increase or decrease in FCF will increase or decrease the payout potential by 50%. A decrease of greater than 15% in FCF reduces the payout to 0%.

●	The final calculation of the Pool generally excludes the impact (positive and/or negative) of unusual, non-recurring or extraordinary items or expenses; charges for restructurings; discontinued operations; and acquisitions or divestitures. All such adjustments are discussed with and approved by the Committee prior to final determination of the Pool.

●	Further, achievement is tied to whether a “safety incident” has occurred. A “safety incident” is defined as: A major safety and/or containment incident which results from negligence or misconduct of management or results from a material violation of state or federal operation, safety or construction regulations or if the responsible party fails to report the incident or to cooperate with the relevant authorities in responding to such incident.

●	Target achievement levels for each participant in the Annual Incentive Program were established by the Committee as a percentage of salary, as set forth in the following table.

Achievement of performance is measured based upon the calculation of the Pool, as described above, and consideration of individual goals approved in advance of the performance year by the Compensation Committee for each of the NEOs. At the end of the 2023 performance period, the Committee certified the FCF formula and evaluated each NEO’s individual performance to determine the achievement level. The outcome of this analysis and evaluation of performance for the Annual Incentive Program is set forth in the final column:

NEO	Individual Goals	Target	2023 Achievement
Samuel H. Norton

●    Maximize the utilization of the fleet and time charter equivalent (“TCE”) results

●    Lead the Environmental, Social and Governance (“ESG”) strategy

●    Lead efforts to develop plan for transitioning towards a lower carbon intensive operational future

●    Promote, exemplify and enable a “safety-first” culture across the organization

●    Seek to increase the pool of maritime labor available to both OSG and the US maritime industry

		100% of Base Salary	187.5% of target
Richard L. Trueblood

●    Maintain and expand relationships with capital providers

●    Lead the long-term financial strategy

●    Prepare for the transition of the accounting and financial control system to the new enterprise software system

		80% of Base Salary	187.5% of target
Patrick J. O’Halloran

●    Lead safety and operational performance across the fleet

●    Embed safety into the company’s culture, including through training

●    Harmonize best practices within the ship management organization

●    Lead the development of strategies to reduce OSG’s carbon footprint

●    Oversee the transition of operations, quality and purchasing departments to the new enterprise software system

●    Maximize the efficient management of dry dock costs

		80% of Base Salary	187.5% of target
Damon M. Mote

●    Lead the implementation of the new enterprise software system

●    Seek to ensure crew for vessels through recruiting and support of industry efforts

●    Embed and enforce EMBARC and sexual harassment practices

●    Ensure transition for IT to cloud and explore areas of improvement

●    Develop key collective bargaining strategies and lead negotiations

		80% of Base Salary	187.5% of target
Susan M. Allan

●    Effectively reduce legal risks

●    Provide legal support for carbon reduction initiatives

●    Advance corporate support to attract women into the industry

●    Ensure compliance with disclosure regulations

●    Direct communications and corporate image advancement

●    Advocate for positions favorable to OSG’s business through government relations

●    Provide legal advice relating to government contracting

		80% of Base Salary	187.5% of target

Long Term Incentives

The Compensation Committee continued to grant performance-based RSU awards tied to TSR and cumulative ROIC metrics (equally weighted) with vesting after a three-year performance period ending on December 31, 2025. These awards are subject to the achievement of performance goals based on OSG’s three-year TSR relative to the three-year TSR of the Oil & Gas Storage & Transportation and Marine GICS Sub-Industries, and OSG’s ROIC relative to budgeted ROIC for the performance period. ROIC is net operating profit after taxes divided by the net of total debt plus stockholder equity less cash.

Each type of grant and the grant date values are shown in the table below. Please refer to the Summary Compensation Table and the Outstanding Equity Awards at Fiscal Year-End Table for additional details regarding these grants:

NEOs	Total Grant Date Value (1) ($)	Time-Based RSUs (2) ($)	Performance-Based RSUs - TSR/ROIC (3) ($)
Samuel H. Norton	1,227,188	613,594	613,594
Richard L. Trueblood	341,250	170,625	170,625
Patrick J. O’Halloran	315,000	157,500	157,500
Damon M. Mote	309,750	154,875	154,875
Susan M. Allan	224,438	112,219	112,219

(1)	Represents the grant date value of the awards made on March 23, 2023.The grant date value was set at 250% of Mr. Norton’s base salary, 100% of Messrs. Trueblood, O’Halloran and Mote’s base salary, and 75% of Ms. Allan’s base salary.

(2)	Represents RSUs, one-third of which vested on March 23, 2024, and one-third of which will vest on each of March 23, 2025 and 2026.

(3)	The performance metrics are TSR and ROIC, equally weighted. Achievement relative to these goals will be measured at the conclusion of the three-year performance period (2023 - 2025) to determine the extent to which the performance-based RSUs will vest.

Performance-Based RSU Awards

Vesting of the 2023 PRSU awards for TSR and ROIC is subject to the Compensation Committee’s certification of the achievement of the articulated goals following the conclusion of the performance period.

Vesting of the TSR awards is in accordance with the following schedule, using linear interpolation for achievement between the 40th and 50th percentiles and between the 50th and 75th percentiles:

TSR

Company TSR relative to the TSR of the companies in the Index	Percentage of target RSUs that vest and become non-forfeitable
Below 40th Percentile	—%
40th Percentile	50%
50th Percentile	100%
75th Percentile or above	150%

In the event that OSG’s three-year TSR is greater than the median of the Index but still negative, a maximum of 100% of the target number of PRSUs governed by TSR may be earned. In other words, there would be no upside for greater than target achievement if OSG’s three-year TSR is negative. Should OSG reach the threshold level of performance for the performance period, 50% of the target number of TSR PRSUs would be earned.

Achievement of the ROIC awards is in accordance with the following schedule, using linear interpolation between 80% and 100% attainment and between 100% and 120% attainment of the performance goal:

ROIC

Performance attainment (as a % of performance goal)	Percentage of target PRSUs that vest and become non-forfeitable
Below 80%	—%
80%	50%
100%	100%
120% or above	150%

2022 Retention Grant

In setting the compensation program for 2022, the Compensation Committee was concerned about the retention of the NEOs and desired to recognize their significant efforts and high performance while managing the business during the COVID-19 pandemic. The Committee evaluated the compensation that the executive officers would receive under the regular program and determined that an additional award was necessary to retain the key talent necessary to drive the success and value of the Company (the “Retention Grant”). Careful consideration was given for each NEO of the design of the award, the retention period, the total value, and the mix of cash and stock.

The 2022 Retention Grant was made pursuant to the authority and terms of the Plan. The 2022 Retention Grant was targeted at a total value of approximately $2.5M for the NEOs, with payout in cash and equity and vesting over a three-year period on the anniversary of the grant date of March 24, 2022. The vesting schedule of both the equity and cash portions of the grant is:

●	20% vesting on the 1st anniversary;

●	30% vesting on the 2nd anniversary; and

●	50% vesting on the 3rd anniversary.

The table below sets forth the components of the 2022 Retention Grant. The number of shares granted was determined using the 20-day volume weighted average price ending March 23, 2022, which was $2.09.

2022 Plan Retention Grant	Award Program Totals			Vesting Date
				March 24, 2023		March 24, 2024		March 24, 2025
NEOs	Cash	Equity	Total	Cash	Shares	Cash	Shares	Cash	Shares
Samuel H. Norton	$275,000	$856,000	$1,131,000	$55,000	81,914	$82,500	122,871	$137,500	204,785
Richard L. Trueblood	$300,000	$96,300	$396,300	$60,000	9,215	$90,000	13,823	$150,000	23,038
Patrick J. O’Halloran	$260,000	$89,880	$349,880	$52,000	8,601	$78,000	12,901	$130,000	21,502
Damon M. Mote	$260,000	$89,880	$349,880	$52,000	8,601	$78,000	12,901	$130,000	21,502
Susan M. Allan	$215,000	$73,830	$288,830	$43,000	7,065	$64,500	10,598	$107,500	17,663

The Special 2021 Grant

In March 2021, the Compensation Committee made a special performance-based grant to the NEOs with an 18-month performance period from January 1, 2021 to June 30, 2022 (the “Special 2021 Grant”). At the time the grant was made, the performance period was tied to the anticipated demand recovery period contained in the Company’s financing arrangements. The Special 2021 Grant used four specific, individually measured and weighted goals as the metrics, and the grant had no upside or downside – each of the goals was either achieved or not. Following the end of the performance period, in July 2022, the Committee certified the achievement level at 65%.

CEO Employment Agreement

Mr. Norton’s Employment Agreement (the “CEO Employment Agreement”) became effective on December 15, 2018 and will continue until the earliest of Mr. Norton’s death, disability, termination (whether or not for cause), or voluntary resignation (whether or not for good reason). The CEO Employment Agreement requires that Mr. Norton be nominated annually for election to OSG’s Board of Directors and provides for annual cash and long-term equity incentive compensation opportunities and other benefits, as summarized in the following chart:

Annual Base Salary	No less than $425,000.
Annual Incentive Opportunity	● Eligible for a target bonus equal to a minimum of 100% of salary payable in cash based on achieving predetermined performance criteria, with threshold and maximum determined annually
Long-Term Incentive Opportunity

●      Grant date value equal to at least 250% of base salary at target

●      The number of shares to be granted to be determined based upon a volume weighted average price

●      Vesting criteria applicable to all equity awards to be set by the Compensation Committee at the time of grant

Restrictive Covenants

●      Customary restrictive covenants, including, non-competition, non-solicitation, non-disclosure, and non-disparagement. Non-competition/non-solicitation period of 12 months from date of departure; provided, however, that in the event of a sale of all or substantially all of the assets or equity, the non-competition provision no longer applies

The CEO Employment Agreement carried forward certain terms of Mr. Norton’s prior employment agreement. Mr. Norton will retain, continue to vest in, and continue to hold equity awards granted to him prior to the date of the CEO Employment Agreement.

The CEO Employment Agreement provides for different severance benefits under various scenarios. The following table depicts these scenarios. The table description is qualified in its entirety by reference to the CEO Employment Agreement, which is an exhibit to OSG’s Annual Report on 10-K and is incorporated by reference herein.

Benefit	Upon Separation of Service/Treatment of Leaving
Termination without Cause/Resignation with Good Reason

Accrued Benefits include:

Earned but unpaid base salary

Accrued but unused vacations days

Expense reimbursement

Earned, but unpaid annual incentives

Vested but unsettled equity awards

Salary Continuation

12 months base salary continuation at the salary rate in effect as of the date of termination

Annual Incentive

Annual incentive, not pro-rated, for the year of termination, paid in accordance with the terms of the Annual Incentive Program

Equity Compensation

All vested/settled equity is retained

Vested options remain exercisable until the earlier of (i) one year from the date of termination or (ii) the expiration of the option

Awarded but unvested time-based equity accelerates and vests in full

Awarded but unvested performance-based equity remains in force and vests, pro rata, at the conclusion of the performance period, to the extent the performance goals are achieved

Termination for Cause/ Voluntary Resignation (without Good Reason)

Accrued Benefits (same as stated above)

Equity Compensation

All vested/settled equity is retained

Vested options remain exercisable until the earlier of (i) one year from the date of termination or (ii) the expiration of the option

Awarded but unvested equity (both time and performance-based) is forfeited and canceled

Termination Due to Death or Permanent Disability

Accrued Benefits (same as stated above)

Equity Compensation

All vested/settled equity is retained

Vested options remain exercisable until the earlier of (i) one year from the date of termination or (ii) the expiration of the option

Awarded but unvested time-based equity accelerates and vests in full

Awarded but unvested performance-based equity is forfeited and canceled

Termination without Cause/Resignation with Good Reason within 24 Months following a Change In Control (Double Trigger)

Accrued Benefits (same as stated above)

Salary Continuation

12 months base salary continuation at the salary rate in effect as of the date of termination

Annual Incentive

Annual incentive, not pro-rated, for the year of termination, paid in accordance with the terms of the Annual Incentive Program

Equity Compensation

All vested/settled equity is retained

Vested options remain exercisable until the earlier of (i) one year from the date of termination or (ii) the expiration of the option

Awarded but unvested time-based equity accelerates and vests in full

Awarded but unvested performance-based equity accelerates and vests at the maximum performance level, pro-rated for the number of days in the performance period that have lapsed as of the date of separation

Employment Agreements with Executive Officers other than the CEO

OSG has entered into Employment Agreements with Mr. Trueblood, Mr. O’Halloran, Mr. Mote and Ms. Allan, all of which contain similar terms. Each Employment Agreement provides for an annual base salary and a target bonus of at least 15% of each NEO’s annual base salary, subject to annual increases as determined by the Compensation Committee. Each NEO may receive equity awards from time to time at the discretion of the Committee, which awards will have a total target value of at least 50% of such executive’s base salary.

The Employment Agreements provide for severance benefits in the event of termination without cause or resignation for good reason as follows: (i) accrued or earned but unpaid amounts through the date of separation of service, including base salary, unused select time, and business expense reimbursement; (ii) twelve (12) months’ continuation of annual base salary; (iii) the NEO’s annual incentive for the year of separation pro-rated based on performance factor achievement and the number of days in the fiscal year in which he or she was employed; (iv) accelerated vesting of any unvested time-based equity awards; and (v) unvested performance-based equity awards vest in accordance with the terms of the grant agreements, which provide for a prorated portion to vest at the end of the performance period.

If, during the two-year period following a change in control of OSG, an NEO’s employment is terminated without cause or the NEO resigns for good reason, the employment agreements provide for severance benefits as follows: (i) accrued or earned but unpaid amounts through the date of separation of service, including base salary, unused select time, and business expense reimbursement; (ii) twelve (12) months’ continuation of annual base salary; (iii) the NEO’s full target annual bonus for the year of separation; (iv) options vest and remain exercisable until the earlier of one year from the date of termination or the expiration of the option; and (v) accelerated vesting of all unvested equity awards (time-based and performance-based), with performance-based awards satisfied at the maximum level, with vesting pro rata based on the date of separation.

In the event of death or disability, the following benefits are provided: (i) accrued or earned but unpaid amounts through the date of separation of service, including base salary, unused select time, and business expense reimbursement; (ii) the NEO’s annual bonus for the year of separation, pro-rated based on performance factor achievement and the number of days in the fiscal year in which she or he was employed; and (iii) accelerated vesting of any unvested time-based equity awards.

Each NEO agreed to a non-competition and non-solicitation obligation during the executive officers’ employment term and for twelve (12) months thereafter. Each NEO also agreed to confidentiality and non-disparagement obligations during and following employment with OSG, and to timely delivery of a release in connection with termination of the NEO’s service. Severance and other benefits are conditioned on compliance with these covenants.

The forgoing description is qualified in its entirety by reference to the employment agreements referred to above, which are exhibits to OSG’s Annual Report on 10-K and are incorporated by reference herein.

Additional Information

Benefits

In general, we provide benefits to our employees (including our executive officers) that we believe are important to maintain a competitive total compensation program. Benefits are designed to provide a reasonable level of retirement income and to provide a safety net of protection against the financial concerns and catastrophes that can result from illness, disability or death.

We provide a tax-qualified defined contribution employee benefit plan to employees known as the OSG Ship Management Inc. Savings Plan (the “Savings Plan”). Under the Savings Plan, eligible employees may contribute, on a pre-tax basis, an amount up to the limit imposed by the Internal Revenue Code Section 401(k). In 2023, OSG matched 100% of the first 4% of a participant’s pre-tax contributions and then 50% of pre-tax contributions in excess of 4% but not in excess of 8%.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023.

By the Human Resources and
Compensation Committee

Julie E. Silcock, Chairman
Joseph I. Kronsberg
Gary E. Taylor

SUMMARY COMPENSATION TABLE

The Summary Compensation Table includes individual compensation information for services by the Named Executive Officers (“NEOs”) in all capacities for OSG and our subsidiaries.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	(1)(5) ($)	(2)(3)(4)(6)(7)(8) ($)	(9) ($)	(10) ($)	($)
Samuel H. Norton	2023	446,250	339,300	1,227,188	836,719	22,810	2,872,267
President and	2022	425,000	226,200	1,062,500	637,500	21,126	2,372,326
Chief Executive Officer	2021	425,000	—	1,338,750	531,250	19,967	2,314,967

Richard L. Trueblood	2023	341,250	118,890	341,250	511,875	22,390	1,335,655
Vice President and	2022	325,000	79,260	325,000	316,875	20,434	1,066,569
Financial Officer	2021	300,000	—	510,000	225,000	19,339	1,054,339

Patrick J. O’Halloran	2023	315,000	104,964	315,000	472,500	22,390	1,229,854
Vice President and	2022	300,000	69,976	300,000	292,500	20,434	982,910
Chief Operating Officer	2021	265,000	—	450,500	198,750	19,339	933,589

Damon M. Mote	2023	309,750	104,964	309,750	464,625	22,390	1,211,479
Vice President and	2022	295,000	69,976	295,000	287,625	20,434	968,035
Chief Administrative Officer	2021	265,000	—	450,500	198,750	19,339	933,589

Susan M. Allan	2023	299,250	86,649	224,438	448,875	22,390	1,081,602
Vice President,	2022	285,000	57,766	185,250	277,875	20,434	826,325
General Counsel and Corporate Secretary	2021	265,000	—	357,750	198,750	19,339	840,839

(1)	On March 24, 2022, each NEO was awarded the Retention Grant under which each NEO would receive cash and equity in installments, subject to vesting based on continued employment, on the first, second, and third anniversaries of the award. Please refer to the 2022 Retention Grant section of the CD&A. The following table shows the Retention Grant to each NEO, including the grant date value of the equity portion:

2022 Retention Grant	Award Program Totals			Vesting Date
				March 24, 2023		March 24, 2024		March 24, 2025
NEOs	Cash	Equity	Total	Cash	Shares	Cash	Shares	Cash	Shares
Samuel H Norton	$275,000	$856,000	$1,131,000	$55,000	81,914	$82,500	122,871	$137,500	204,785
Richard L. Trueblood	$300,000	$96,300	$396,300	$60,000	9,215	$90,000	13,823	$150,000	23,038
Patrick J. O’Halloran	$260,000	$89,880	$349,880	$52,000	8,601	$78,000	12,901	$130,000	21,502
Damon M. Mote	$260,000	$89,880	$349,880	$52,000	8,601	$78,000	12,901	$130,000	21,502
Susan M. Allan	$215,000	$73,830	$288,830	$43,000	7,065	$64,500	10,598	$107,500	17,663

(2)	On March 23, 2023, each NEO received performance-based RSU grants comprised of two separate grants. The performance goal for one award is based on TSR and the performance goal for the other award is based on ROIC. The award based upon TSR is 50% of the grant total and is subject to the Company’s three-year TSR performance relative to the performance of the companies that comprise a combination of the Oil & Gas Storage & Transportation and Marine GICS Sub-Industries Indexes. The award based upon ROIC is 50% of the grant total and is subject to the Company’s cumulative ROIC relative to budgeted ROIC for the performance period. These grants are scheduled to vest in full as of December 31, 2025, subject to the Compensation Committee’s certification of the achievement of their respective performance goals at the end of the performance period. The amounts in this column include the aggregate grant date fair value of these grants at target, calculated in accordance with ASC 718, Compensation - Stock Compensation (“ASC 718”), as follows: $613,594 for Mr. Norton, $170,625 for Mr. Trueblood, $157,500 for Mr. O’Halloran, $154,875 for Mr. Mote and $112,219 for Ms. Allan. These awards are subject to a maximum achievement of 150%, which would result in a value of $920,391 for Mr. Norton, $255,938 for Mr. Trueblood, $236,250 for Mr. O’Halloran, $232,313 for Mr. Mote, and $168,329 for Ms. Allan.

(3)	On March 24, 2022, each NEO received performance-based RSU grants comprised of two separate grants, as described in Note 2. These grants are scheduled to vest in full as of December 31, 2024, subject to the Compensation Committee’s certification of their respective achievement of the performance goals at the end of the performance period. The amounts in this column include the aggregate grant date fair value of these grants at target, calculated in accordance with ASC 718 as follows: $531,250 for Mr. Norton, $162,500 for Mr. Trueblood, $150,000 for Mr. O’Halloran, $147,500 for Mr. Mote and $92,625 for Ms. Allan. These awards are subject to a maximum achievement of 150%, which would result in a value of $796,875 for Mr. Norton, $243,750 for Mr. Trueblood, $225,000 for Mr. O’Halloran, $221,250 for Mr. Mote, and $138,938 for Ms. Allan.

(4)	On March 23, 2021, each NEO received performance-based RSU grants comprised of two separate grants, as described in Note 2. These grants vested in full on December 31, 2023 following the Compensation Committee’s certification of the achievement of the performance goals. The amounts in this column include the aggregate grant date fair value of these grants at target, calculated in accordance with ASC 718 as follows: $425,000 for Mr. Norton, $127,500 for Mr. Trueblood, $112,625 for each of Mr. O’Halloran and Mr. Mote and $79,500 for Ms. Allan. These awards were subject to a maximum achievement of 150%, which would have resulted in values of $637,500 for Mr. Norton, $191,250 for Mr. Trueblood, $168,938 for each of Mr. O’Halloran and Mr. Mote, and $119,250 for Ms. Allan.

(5)	On March 23, 2021, each NEO received a Special 2021Grant of performance-based RSUs. Please refer to the “Special 2021 Grant” section of the CD&A for a description. The Special 2021 Grant covered the 18-month period from January 1, 2021 to June 30, 2022, following which the Compensation Committee certified its vesting at 65%. The amounts in this column include the aggregate grant date fair value of these grants at target, calculated in accordance with ASC 718 as follows: $488,750 for Mr. Norton, $255,000 for Mr. Trueblood and $225,250 for each of Mr. O’Halloran and Mr. Mote, and $198,750 for Ms. Allan.

(6)	On March 23, 2023, each NEO received time-based equity awards, one-third of which vested on March 23, 2024 and one-third of which will vest on each of March 23, 2025 and 2026, subject to continued employment through the vesting date.

(7)	On March 24, 2022, each NEO received time-based equity awards, one-third of which vested on each of March 24, 2023 and March 24, 2024, and one-third of which will vest on March 24, 2025, subject to continued employment through the vesting date.

(8)	On March 23, 2021, each NEO received time-based equity awards, all of which have vested.

(9)	These amounts reflect what was actually paid under the Annual Incentive Program. Please see “2023 Annual Incentive Program for the Executive Officers” section of the CD&A for more details.

(10)	See the “All Other Compensation Table” for additional information.

All Other Compensation Table

The following table describes each component of the ”All Other Compensation” column for 2023 in the Summary Compensation Table.

	Savings Plan
	Matching	Other
Name	Contribution (1)	(2)	Total
Samuel H. Norton	$19,800	$3,010	$22,810
Richard L. Trueblood	$19,800	$2,590	$22,390
Patrick J. O’Halloran	$19,800	$2,590	$22,390
Damon M. Mote	$19,800	$2,590	$22,390
Susan M. Allan	$19,800	$2,590	$22,390

(1)	Constitutes OSG’s matching contributions under the Savings Plan.

(2)	Represents OSG’s contribution toward excess liability insurance coverage premiums.

GRANTS OF PLAN-BASED AWARDS

The following table provides information on grants of all plan-based awards to the NEOs during fiscal year 2023.

Name	Type of Award	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plans Awards (1)			Estimated Future Payouts under Equity Incentive Plans Awards (2)			All Other Stock Awards: Number of Shares of Stock or Stock units (3)	All Other Options Awards: Number of Securities Underlying Options	Exercise or Base Price of Options Awards	Grant Date Fair Value of Stock and Option Awards (4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($)/share	($)
Samual H. Norton	Annual Incentive Plan	3/23/2023	-	-	836,719	-	-	-	-	-	-
	PRSU-TSR	3/23/2023	-	-	-	52,896	105,792	158,688	-	-	-	394,604
	PRSU-ROIC	3/23/2023	-	-	-	52,896	105,792	158,688	-	-	-	394,604
	RSUs	3/23/2023	-	-	-	-	-	-	211,584	-	-	789,208
Richard L. Trueblood	Annual Incentive Plan	3/23/2023	-	-	511,875	-	-	-	-	-	-
	PRSU-TSR	3/23/2023	-	-	-	14,709	29,418	44,127	-	-	-	109,729
	PRSU-ROIC	3/23/2023	-	-	-	14,709	29,418	44,127	-	-	-	109,729
	RSUs	3/23/2023	-	-	-	-		-	58,836	-	-	219,458
Patrick J. O’Halloran	Annual Incentive Plan	3/23/2023	-	-	472,500	-	-	-	-	-	-
	PRSU-TSR	3/23/2023	-	-	-	13,578	27,155	40,733	-	-	-	101,288
	PRSU-ROIC	3/23/2023	-	-	-	13,578	27,155	40,733	-	-	-	101,288
	RSUs	3/23/2023	-	-	-	-	-	-	54,310	-	-	202,576
Damon M. Mote	Annual Incentive Plan	3/23/2023	-	-	464,625	-	-	-	-	-	-
	PRSU-TSR	3/23/2023	-	-	-	13,352	26,703	40,055	-	-	-	99,602
	PRSU-ROIC	3/23/2023	-	-	-	13,352	26,703	40,055	-	-	-	99,602
	RSUs	3/23/2023	-	-	-	-	-	-	53,405	-	-	199,201
Susan M. Allan	Annual Incentive Plan	3/23/2023	-	-	448,875	-	-	-	-	-	-
	PRSU-TSR	3/23/2023	-	-	-	9,674	19,348	29,022	-	-	-	72,168
	PRSU-ROIC	3/23/2023	-	-	-	9,674	19,348	29,022	-	-	-	72,168
	RSUs	3/23/2023	-	-	-	-	-	-	38,696	-	-	144,336

1.	Reflects the actual payout under our Annual Incentive Program described in the CD&A. The grant date for the award is the date on which the Compensation Committee approved the goals under the Plan.

2.	Reflects the PRSUs granted under the Plan on March 23, 2023 at a grant price of $3.73, which was the closing price of the Company’s common stock on the grant date. These PRSUs vest in full on December 31, 2025, subject to the Compensation Committee’s certification of achievement of the applicable performance measures and targets. The number of PRSUs shall be subject to increase or decrease depending on performance compared to the applicable performance measures and targets. Settlement of the PRSUs may be either in shares of the Company’s common stock or cash, as determined by the Committee in its discretion, and shall occur as soon as practicable following the Committee’s certification of the achievement of the applicable performance measures and targets for 2025 (but in no event later than 60 days from the end of the performance period). The maximum number of PRSUs to be received is 150% of the PRSUs originally granted.
3.	Reflects the time-based RSUs granted under the Plan on March 23, 2023 at a grant price of $3.73, which was the closing price of the Company’s common stock on the grant date. These grants vest in equal installments on the first, second and third anniversaries of the grant date.
4.	For information with respect to grant date fair values, see Note 14, “Capital Stock and Stock Compensation,” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information concerning equity awards held by the NEOs as of December 31, 2023. This table includes unexercised and unvested option and stock awards. The market value of the stock awards is based on the market price of OSG’s Class A Common Stock at the close of business on December 29, 2023, which was $5.27 per share.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Samuel H. Norton	3/23/23	—		—	—	—	211,584	(3)	1,115,048	264,480	(6)	1,393,810
	3/24/22	—		—	—	—	169,458	(3)	$893,044	381,279	(5)	2,009,340
	3/24/22	—		—	—	—	327,655	(4)	1,726,742	—		—
	3/23/21	—		—	—	—	60,028	(3)	316,348	—		—
	2/8/19	612,745	(2)	—	1.82	2/8/2029	—		—	—		—
	2/8/18	494,118	(2)	—	1.70	2/8/2028	—		—	—		—
	3/23/17	17,637	(1)	—	4.04	3/23/2027	—		—	—		—
	8/3/16	297,818	(1)	—	5.57	8/3/2026	—		—	—		—

Richard L. Trueblood	3/23/23	—		—	—	—	58,836	(3)	310,066	73,545	(6)	387,582
	3/24/22	—		—	—	—	51,834	(3)	273,165	116,628	(5)	614,630
	3/24/22	—		—	—	—	36,862	(4)	194,263	—		—
	3/23/21	—		—	—	—	18,008	(3)	94,904

Patrick J. O’Halloran	3/23/23	—		—	—	—	54,310	(3)	286,214	67,888	(6)	357,767
	3/24/22	—		—	—	—	47,847	(3)	252,152	107,655	(5)	567,342
	3/24/22	—		—	—	—	34,404	(4)	181,309	—		—
	3/23/21	—		—	—	—	15,907	(3)	83,832	—		—
	3/23/17	18,078	(1)	—	4.04	3/23/2027	—		—	—		—

Damon M. Mote	3/23/23	—		—	—	—	53,405	(3)	281,444	66,756	(6)	351,805
	3/24/22	—		—	—	—	47,049	(3)	247,950	105,861	(5)	557,887
	3/24/22	—		—	—	—	34,404	(4)	181,309	—		—
	3/23/21	—		—	—	—	15,907	(3)	83,832	—		—
	3/23/17	18,078	(1)	—	4.04	3/23/2027	—		—	—		—

Susan M. Allan	3/23/23	—		—	—	—	44,318	(3)	233,556	48,370	(6)	254,910
	3/24/22						29,545	(3)	155,704	66,477	(5)	350,334
	3/24/22	—		—	—	—	28,261	(4)	148,935	—		—
	3/23/21	—		—	—	—	26,500	(3)	139,655	—		—
	3/23/17	20,282	(1)

1.	These options to purchase shares of Class A Common Stock became exercisable in approximately equal installments on the first, second, and third anniversaries of the grant date respectively.

2.	This represents Mr. Norton’s annual incentive compensation, awarded in fully vested options in accordance with the terms of his prior employment agreement.

3.	The unvested portions of these time-based RSUs will vest in approximately equal installments on the first, second and third anniversaries of the grant date, as applicable.

4.	On March 24, 2022, each NEO received the Retention Grant under which each NEO would receive cash and equity in installments, subject to vesting based on continued employment, on the first, second, and third anniversaries of the grant. See footnote 1 to the Summary Compensation table for more details.

5.	On March 24, 2022, each NEO received performance-based RSU grants comprised of two separate grants, as discussed in footnote 2 of the Summary Compensation Table. These grants are scheduled to vest in full as of December 31, 2024, subject to the Compensation Committee’s certification of their respective achievement of the performance goals at the end of the performance period. As of year-end 2023, the achievement level for the TSR metric was positive and performing above the comparator group’s 75th percentile and the achievement level for the ROIC metric is trending toward the maximum payout, as depicted in the following table:

2022 Grant Measurement Date 12/31/2024		# of shares		Share payout if the current trends are realized
Name	PRSU Name	Target	Trend
Samuel H. Norton	TSR	127,093	190,640	381,279
	ROIC	127,093	190,640
Richard L. Trueblood	TSR	38,876	58,314	116,628
	ROIC	38,876	58,314
Patrick J. O’Halloran	TSR	35,885	53,828	107,655
	ROIC	35,885	53,828
Damon M. Mote	TSR	35,287	52,931	1105,861
	ROIC	35,287	52,931
Susan M. Allan	TSR	22,159	33,239	66,477
	ROIC	22,159	33,239

6.	On March 23, 2023, each NEO received performance-based RSU grants comprised of two separate grants, as discussed in footnote 2 of the Summary Compensation Table. These grants are scheduled to vest in full as of December 31, 2025. As of year-end 2023, the achievement level for the TSR metric was trending toward 150% payout with OSG above the comparator group’s 75th percentile and the achievement level for the ROIC metrics were trending toward a target payout, as depicted in the following table:

2023 Grant Measurement Date 12/31/2025		# of shares		Share payout if the current trends are realized
Name	PRSU Name	Target	Trend
Samuel H. Norton	TSR	105,792	158,688	264,480
	ROIC	105,792	105,792
Richard L. Trueblood	TSR	29,418	44,127	73,545
	ROIC	29,418	29,418
Patrick J. O’Halloran	TSR	27,155	40,733	67,888
	ROIC	27,155	27,155
Damon M. Mote	TSR	26,703	40,054	66,756
	ROIC	26,703	26,703
Susan M. Allan	TSR	19,348	29,022	48,370
	ROIC	19,348	19,348

2023 OPTIONS EXERCISED AND STOCK VESTED

The following table provides information regarding the number of options exercised by the NEOs and the number of stock awards that vested during the year ended December 31, 2023 for each of the NEOs.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)
Samuel H. Norton	-	-	641,516 (1)	2,398,435
Richard L. Trueblood	-	-	120,774	363,578
Patrick J. O’Halloran	-	-	110,019	397,729
Damon M. Mote	-	-	109,620	396,241
Susan M. Allan	-	-	83,072	292,078

(1)	Reflects PRSUs that vested on December 31, 2023 but were not settled until February 28, 2024, as follows:

Name	Date of Award	Vesting Date	Number of Shares acquired on Vesting (#)	Market Price at Vesting ($)	Value Realized on Vesting ($)
Samuel H. Norton	3/23/2020	12/31/2023	178,283	2.89	515,238
Richard L. Trueblood	3/23/2020	12/31/2023	53,483	2.89	154,566
Patrick J. O’Halloran	3/23/2020	12/31/2023	47,244	2.89	136,535
Damon M. Mote	3/23/2020	12/31/2023	47,244	2.89	136,535
Susan M. Allan	3/23/2020	12/31/2023	33,348	2.89	96,376

POTENTIAL PAYMENTS UPON TERMINATION

The following table discloses the amounts that would have been payable to each NEO upon termination of his or her employment, assuming that such termination occurred on December 31, 2023. The table excludes amounts that are available generally to all salaried employees, such as amounts payable under the Savings Plan. The market value of the stock awards is based on the market price of OSG’s Class A Common Stock at the close of business on December 29, 2023, which was $5.27 per share.

Event	Samuel H. Norton ($)	Richard L. Trueblood ($)	Patrick J. O’Halloran ($)	Damon M. Mote ($)	Susan M. Allan ($)
Involuntary Termination Without Cause or Voluntary Termination for Good Reason
Cash severance (1)	446,250	341,250	315,000	309,750	299,250
Pro-rata Annual Incentive Compensation (2)	836,719	511,875	472,500	464,625	448,875
Retention Cash (3)	176,000	192,000	166,400	166,400	137,600
Acceleration & Continuation of Equity Awards (4)(5)	5,495,754	872,394	803,505	794,518	567,739
Total	6,954,723	1,917,519	1,757,405	1,735,293	1,453,464
Death / Disability
Pro-rata Annual Incentive Compensation (2)	-	511,875	472,500	464,625	448,875
Retention Cash (3)	176,000	192,000	166,400	166,400	137,600
Acceleration & Continuation of Equity Awards (4)	4,051,183	872,394	803,505	794,518	567,739
Total	4,227,183	1,576,269	1,442,405	1,425,543	1,154,214
Change In Control
Cash severance (1)	446,250	341,250	315,000	309,750	299,250
Pro-rata Annual Incentive Compensation (6)	513,188	290,063	267,750	263,288	254,363
Retention Cash (3)	176,000	192,000	166,400	166,400	137,600
Acceleration & Continuation of Equity Awards (7)	5,904,856	1,719,039	1,573,820	1,556,148	1,079,008
Total	7,040,293	2,542,351	2,322,970	2,295,586	1,770,221

(1)	The cash severance payment is equal to 12 months of base salary.

(2)	The Annual Incentive Compensation payment is pro-rated based on the number of days in the fiscal year in which the NEO was employed and the actual performance for the year of termination. Mr. Norton is not eligible for a pro- rated annual incentive compensation payment in the event of death or disability. The amounts shown reflect the actual payment under OSG’s Annual Incentive Program for 2023.

(3)	Represents the cash portion of the 2022 Retention Grant which is payable in full at termination.

(4)	All outstanding time-based RSU awards accelerate as of the date of separation from service. Outstanding retention shares also accelerate and vest as of the date of termination.

(5)	For Mr. Norton, all open performance-based RSU awards accelerate as of the date of separation from service and the performance criteria thereunder would be deemed to have been satisfied at the designated target level. These grants would be pro-rated to reflect the number of days in the performance period that have lapsed as of the date of separation from service.

(6)	The full amount of the annual incentive compensation payment is payable at the target value and is not pro-rated.

(7)	With respect to all awards granted to the Executive under OSG’s incentive compensation plans and outstanding as of the Change in Control (as defined in the relevant employment agreements) and at any time during the period ending on the second anniversary of the Change in Control:

●	Time-based RSU awards accelerate and vest as of the date of separation from service due to termination without Cause (as defined in the relevant employment agreement) or by the Executive for Good Reason (as defined in the relevant employment agreement).

●	Performance-based RSU awards accelerate as of the date of separation from service and the performance criteria thereunder is deemed to have been satisfied at the designated maximum level. These grants would be pro-rated to reflect the number of days in the performance period that have lapsed as of the date of separation from service.

●	Outstanding retention shares accelerate and vest as of the date of termination.

PAY VERSUS PERFORMANCE DISCLOSURE

In accordance with the SEC requirements, this section (1) presents “Compensation Actually Paid” or “CAP”, and (2) compares CAP to OSG’s performance, as measured by various metrics.

We note that compensation decisions at OSG are made by our Compensation Committee independently of disclosure requirements, based on the factors discussed in our Compensation Discussion & Analysis. In particular, while SEC rules require disclosure of CAP and specify the manner in which CAP is calculated, the Committee does not use CAP in making compensation decisions and regards CAP as a supplemental measure to be viewed alongside the performance metrics on which the Committee bases its decisions.

CAP

The table below shows (1) CAP based on the information in Summary Compensation Table (“SCT”) and is adjusted for 2021, 2022, and 2023 as required by SEC rules, and (2) the value of a hypothetical initial investment made on December 31, 2020 of $100 in OSG stock as of December 31, 2021, December 31, 2022, and December 31, 2023 based on TSR, as explained below.

Year	Summary Compensation Table Total to PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($) (in thousands)	Adjusted EBITDA ($)(in thousands)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
2023	2,872,267	6,540,328	1,214,648	2,082,939	244	236	62,454	175,744
2022	2,372,326	2,627,988	990,990	1,003,566	126	120	26,564	142,810
2021	2,314,967	1,634,695	973,839	767,260	116	132	(46,252)	33,589

(1)	The Principle Executive Officer (“PEO”) in the reporting years is our CEO, Mr. Norton.

(2)	The non-PEO NEOs in 2023 were Mr. Trueblood, Mr. O’Halloran, Mr. Mote and Ms. Allan. The non-PEO NEOs in 2022 were Mr. Trueblood and Mr. O’Halloran. The non-PEO NEOs in 2021 were Mr. Trueblood, Mr. O’Halloran, and Mr. Mote.

(3)	The values disclosed in this column represent the value of a hypothetical investment of $100 in our stock made on December 31, 2020as of December 31, 2021, December 31, 2022 and December 31, 2023, based upon the Company’s TSR for the years then ended. As permitted by SEC rules, the peer group referenced for purposes of the TSR comparison is the group of companies that comprise a combination of the Oil & Gas Storage and Transportation and Marine GICS Sub-Industries Indexes and that the Company uses for benchmarking purposes in connection with long term incentive compensation for NEOs.

To calculate CAP, the following amounts were deducted from and added to “Total Compensation” as set forth in the SCT:

PEO SCT Total to CAP Reconciliation:

Year	Salary ($)	Bonus and Non-Equity Incentive Compensation ($)	Other Compensation ($)	SCT Total ($)	Deductions from SCT Total ($)	Additions To SCT Total ($)	CAP ($)
			(1)		(2)	(3)
2023	446,250	819,693	22,810	2,872,267	(1,583,514)	5,251,575	6,540,328
2022	425,000	692,500	21,126	2,372,326	(1,233,700)	1,489,361	2,627,988
2021	425,000	531,250	19,967	2,314,967	(1,338,750)	658,478	1,634,695
(1)	Reflects “all other compensation,” as reported in the SCT for the year shown.

(2)	Represents the grant date fair value of equity-based awards granted each year.

(3)	Reflects the fair value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity component of CAP for fiscal years 2021, 2022 and 2023 is further detailed in the supplemental tables below.

Average Non-PEO NEOs SCT Total to CAP Reconciliation:

Year	Salary ($)	Bonus and Non-Equity Incentive Compensation ($)	Other Compensation ($)	SCT Total ($)	Deductions from SCT Total ($)	Additions to SCT Total ($)	CAP ($)
			(1)		(2)	(3)
2023	316,313	541,924	22,390	1,214,648	(334,021)	1,202,313	2,082,939
2022	312,500	326,937	20,434	990,990	(331,118)	343,694	1,003,566
2021	276,667	207,500	19,339	973,839	(470,333)	263,754	767,260
(1)	Reflects “all other compensation,” as reported in the SCT for the year shown.

(2)	Represents the grant date fair value of equity-based awards granted each year.

(3)	Reflects the fair value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity component of CAP for fiscal years 2021, 2022 and 2023 is further detailed in the supplemental tables below.

SUPPLEMENTAL

PEO Equity Component of CAP for FY2021:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/21 ($)	Change in Value of Prior Years’ Awards Unvested at 12/31/21 ($)	Change in Value of Prior Years’ Awards That Vested in FY2021 ($)	Equity Value Included in CAP ($)
	(a)	(b)	(c)	(d) = (a) + (b) + (c)
PSUs	$727,900	(352,489)	0	375,412
RSUs	$338,558	(59,004)	3,512	283,066
Total	$1,066,458	(411,492)	3,512	658,478

SUPPLEMENTAL

Average Non-PEO Equity Component of CAP for FY2021:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/21 ($)	Change in Value of Prior Years’ Awards Unvested at 12/31/21 ($)	Change in Value of Prior Years’ Awards That Vested in FY2021 ($)	Equity Value Included in CAP ($)
	(a)	(b)	(c)	(d) = (a) + (b) + (c)
PSUs	281,001	(111,472)	17,565	187,094
RSUs	93,667	(19,012)	2,005	76,660
Total	374,668	(130,484)	19,570	263,754

SUPPLEMENTAL

PEO Equity Component of CAP for FY2022:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/22 ($)	Change in Value of Prior Years’ Awards Unvested at 12/31/22 ($)	Change in Value of Prior Years’ Awards That Vested in FY2022 ($)	Equity Value Included in CAP ($)
	(a)	(b)	(c)	(d) = (a) + (b) + (c)
PSUs	734,598	(26,086)	(443,751)	264,760
RSUs	971,332	209,319	43,951	1,224,601
Total	1,705,929	183,233	(399,801)	1,489,362

SUPPLEMENTAL

Average Non-PEO Equity Component of CAP for FY2022:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/22 ($)	Change in Value of Prior Years’ Awards Unvested at 12/31/22 ($)	Change in Value of Prior Years’ Awards That Vested in FY2022 ($)	Equity Value Included in CAP ($)
	(a)	(b)	(c)	(d) = (a) + (b) + (c)
PSUs	216,059	(13,429)	(178,046)	24,584
RSUs	241,802	63,522	13,785	319,110
Total	457,861	50,094	(164,261)	343,694

SUPPLEMENTAL

PEO Equity Component of CAP for FY2023:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/23 ($)	Change in Value of Prior Years’ Awards Unvested at 12/31/23 ($)	Change in Value of Prior Years’ Awards That Vested in FY2023 ($)	Equity Value Included in CAP ($)
	(a)	(b)	(c)	(d) = (a) + (b) + (c)
PSUs	1,115,048	1,656,635	(121,531)	2,650,153
RSUs	1,762,579	546,177	193,141	2,501,896
Total	2,877,627	2,202,812	71,611	5,152,049

SUPPLEMENTAL

Average Non-PEO Equity Component of CAP for FY2023:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/23 ($)	Change in Value of Prior Years’ Awards Unvested at 12/31/23 ($)	Change in Value of Prior Years’ Awards That Vested in FY2023 ($)	Equity Value Included in CAP ($)
	(a)	(b)	(c)	(d) = (a) + (b) + (c)
PSUs	270,414	427,847	(37,246)	661,016
RSUs	336,583	141,210	53,335	531,127
Total	606,997	569,057	16,089	1,192,143

Required Tabular Disclosure of Most Important Measures Linking Compensation Actually Paid During 2023 to Company Performance.

The following are, in no particular order, the most important measures used by the Company to link compensation actually paid to our NEOs for 2023 to Company performance:

·	Adjusted EBITDA
·	Free cash flow
·	General and administrative expense control

Relationship between CAP and TSR

As shown in the graph below, the PEO and average non-PEO NEO CAP amounts are aligned with the Company’s TSR (assuming an initial investment of $100 made on December 31, 2020) for the fiscal years ended December 31, 2021, 2022, and 2023. The dollar amounts in the graph are shown in thousands ($K).

Relationship between CAP and Net Income

The graph below reflects the relationship between PEO and average Non-PEO NEO CAP amounts and the Company’s net income for the fiscal years ending December 31, 2021, 2022, and 2023. As shown in the graph below, the PEO and average Non-PEO NEO CAP amounts are aligned with the Company’s net income. The dollar amounts in the graph are shown in thousands ($K).

Relationship between CAP and Adjusted EBITDA

The graph below reflects the relationship between PEO and average Non-PEO NEO CAP amounts and the Company’s Adjusted EBITDA for the fiscal years ending December 31, 2021, 2022, and 2023. As shown in the chart below, the PEO and other NEOs’ CAP amounts are aligned with the Company’s Adjusted EBITDA. The dollar amounts in the graph are shown in thousands ($K).

Relationship between Company TSR and Peer Group TSR

The graph below reflects the relationship between Company TSR and Peer Group TSR (each assuming an initial investment of $100 made on December 31, 2020) for the fiscal years ending December 31, 2021, 2022, and 2023. As shown in the chart below, the Company’s 3-year cumulative TSR is aligned with the industry index TSR.

NON-GAAP FINANCIAL MEASURES

OSG reports its financial results in accordance with generally accepted accounting principles in the United States of America (“GAAP”). However, OSG uses certain non-GAAP financial measures in its compensation program. These measures do not have a standardized meaning prescribed by GAAP and, therefore, we wish to provide our stockholders with additional information that will better enable them to understand how our Executive Officers’ performance is measured.

In our Annual Incentive Program we use the metric FCF, defined as EBITDA less capital expenditures. EBITDA represents net income/(loss) before interest expense, income taxes and depreciation and amortization expense. EBITDA does not represent, and should not be a substitute for, net income/(loss) or cash flows from operations as determined in accordance with GAAP. The following table reconciles net income/(loss) as reflected in the consolidated statements of operations, to EBITDA.

($ in thousands)	Years Ended December 31,
	2023	2022
Net income	62,454	26,564
Income tax expense	9,919	6,894
Interest expense, net	31,216	33,060
Depreciation and amortization	67,164	70,637
EBITDA	170,753	137,155

One of the metrics used in the Special 2021 Grant was TCE revenues. TCE revenues represent shipping revenues less voyage expenses, and are used as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Another metric used in the Special 2021 Grant was EBITDA, which is described above. Reconciliations of TCE revenues, a non-GAAP measure, to shipping revenues as reported in the consolidated statements of operations follows:

($ in thousands)	Years Ended December 31,
	2023	2022
Time charter equivalent revenues	423,527	426,328
Add: Voyage expenses	28,344	40,472
Shipping revenues	451,871	466,800

ADVISORY VOTE ON THE APPROVAL OF THE

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
(PROPOSAL NO. 2)

We are providing our stockholders with the opportunity to cast an advisory vote on the compensation of the NEOs for 2023. Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the compensation paid to the NEOs for 2023.

As more fully described in the “Compensation Discussion and Analysis” section, our executive compensation program is designed to:

1.	Attract, motivate, retain, and reward highly talented executives and managers, whose leadership and expertise are critical to OSG’s overall growth and success;

2.	Compensate each executive based upon the scope and impact of his or her position as it relates to achieving OSG’s corporate goals and objectives, as well as the potential of each executive to assume increasing responsibility within OSG;

3.	Align the interests of OSG’s executives with those of its stockholders by linking incentive compensation rewards to the achievement of performance goals that maximize stockholder value; and

4.	Reward the achievement of both the short-term and long-term strategic objectives necessary for sustained optimal business performance.

The Compensation Committee and the Board believe that the design of the executive compensation program, and hence the compensation awarded to the NEOs, fulfills these objectives.

Accordingly, the Board asks stockholders to approve the following resolution:

“RESOLVED, that the stockholders of OSG hereby approve, on an advisory basis, the compensation of the Named Executive Officers for 2023 as described in the “Compensation Discussion and Analysis” section of OSG’s Proxy Statement for the 2024 Annual Meeting of Stockholders.”

As an advisory vote, the results of the vote will not be binding. However, the Board and the Compensation Committee value your opinion and will consider the outcome of the vote when making future decisions on the compensation of the NEOs and our executive compensation principles, policies and procedures, as we have done in the past. We are currently holding “say-on-pay” advisory votes on an annual basis.

The Board recommends a vote “FOR” advisory approval of the
resolution set forth above and approval of the compensation of the
Named Executive Officers for 2023 as disclosed in this Proxy Statement.

AUDIT COMMITTEE MATTERS

Audit Committee Report

Management has primary responsibility for preparing the consolidated financial statements of OSG, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. Our independent registered public accounting firm is responsible for performing independent audits of OSG’s consolidated financial statements in accordance with auditing standards generally accepted in the United States (“U.S. GAAP”) and the effectiveness of OSG’s internal control over financial reporting based on criteria established by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board. The Board has adopted a written Audit Committee Charter describing the Audit Committee’s role and responsibilities, which is posted on our website at www.osg.com.

In fulfilling its oversight responsibilities, the Audit Committee met with management and OSG’s independent registered public accounting firm and held discussions concerning the acceptability and quality of the accounting principles, the reasonableness of significant judgments, and the adequacy and clarity of disclosures in the consolidated financial statements included in OSG’s Annual Report on Form 10-K for 2023. Management represented to the Audit Committee that such consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed such consolidated financial statements with management and OSG’s independent registered public accounting firm. The Audit Committee further discussed with OSG’s independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standards No. 1301 (Communications with Audit Committees).

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of OSG’s internal control over financial reporting and OSG’s independent registered public accounting firm’s report on the effectiveness of our internal control over financial reporting.

OSG’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with the independent registered public accounting firm its independence from OSG and management and considered the compatibility of non-audit services with the registered public accounting firm’s independence.

Based upon the Audit Committee’s discussions with management and OSG’s independent registered public accounting firm, the Audit Committee’s review of the representations of management, the certifications of OSG’s chief executive officer and chief financial officer which are required by the SEC and the Sarbanes-Oxley Act of 2002, and the reports, letters and other communications of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited consolidated financial statements be included in the 2023 Form 10-K for filing with the SEC.

By the Audit Committee:

John P. Reddy, Chair Rebecca K. DeLaet
Julie E. Silcock

Fees Paid to the Independent Registered Public Accounting Firm

The following table represents professional audit services fees incurred by OSG to Grant Thornton LLP, certified public accountants (“Grant Thornton”), for the audit of our annual financial statements and fees billed for other services for the fiscal years ended December 31, 2023 and December 31, 2022.

Fee Type	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)
Audit Fees (1)	715,500	676,381
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees (2)	27,500	25,000
Total	743,000	701,381

(1)	Audit fees include fees for professional services rendered for the audit of our annual financial statements; the review of the financial statements included in our Forms10-Q; Sarbanes-Oxley Section 404 attestation procedures; expenses incurred related to the performance of the services noted above; financial audits and reviews for certain of the Company’s subsidiaries; and services associated with documents filed with the SEC.

(2)	All other fees incurred by us to Grant Thornton were related to agreed-upon procedures for American Tanker, Inc.

The Audit Committee considered whether the provision of services described above under “All Other Fees” were compatible with maintaining Grant Thornton’s independence. OSG does not believe that any reasonable concerns about the objectivity of Grant Thornton in conducting the audit of OSG financial statements are raised as a result of the fees paid for non-audit-related services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has established policies and procedures for pre-approving audit and permissible non-audit work performed by its independent registered public accounting firm. As set forth in the pre-approval policies and procedures, unless a type of service has received general pre-approval, it will require specific pre-approval by the Committee if it is to be provided by the independent auditor. Proposed services that exceed pre-approved cost levels require specific pre-approval by the Committee. All fees have been approved by the Committee in accordance with these policies and procedures.

APPROVAL OF AMENDMENTS OF THE COMPANY’S

AMENDED AND RESTATED BY-LAWS

(PROPOSAL NO. 3)

Purpose and Effects of Proposed Amendment

We are asking our stockholders to approve amendments to our By-Laws that will, among other things:

●	revise the procedures and disclosure requirements set forth in the advance notice provisions of the By-Laws, which provisions are intended to require a stockholder to provide prior notice to a corporation of a stockholder’s director nominees or business to be brought before a stockholder meeting, including (i) requiring additional information, representations and disclosures from proposing stockholders, proposed nominees, and other persons related to a stockholder’s solicitation of proxies; and (ii) restricting the number of nominees a stockholder may nominate for election at a meeting to the number of directors to be elected at such meeting;

●	address matters relating to Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Universal Proxy Rules”), including (i) providing that stockholders delivering a notice of nomination certify to the Company in writing that they have complied with the requirements of the Universal Proxy Rules; (ii) providing the Company a remedy if a stockholder fails to satisfy such requirements; (iii) requiring a stockholder providing notice pursuant to the advance notice provisions of the By-Laws to inform the Company if the stockholder no longer plans to solicit proxies in accordance with the Universal Proxy Rules; and (iv) requiring stockholders intending to use the Universal Proxy Rules to provide reasonable evidence of the satisfaction of the requirements under the Universal Proxy Rules at least five business days before the applicable meeting;

●	require that a stockholder soliciting proxies from other stockholders use a proxy card color other than white;

●	eliminate majority stockholder approval requirements relating to amendments of the By-Laws regarding quorum requirements at meetings of stockholders, requirements of director nominations made by stockholders, special meetings of the Board of Directors, committees of the Board of Directors, and requirements to amend the By-Laws, as discussed further below;

●	eliminate supermajority stockholder voting requirements relating to amendments of the By-Laws regarding the requirements for the calling of special meetings of stockholders and action by written consent of the stockholders, as discussed further below; and

●	incorporate technical and administrative updates as well as certain ministerial, clarifying, and conforming changes to provide clarification and consistency.

The proposed elimination of stockholder approval requirements relating to amendments of the By-Laws are intended to align the By-Laws with customary corporate practice that allows boards of directors to amend bylaws without stockholder approval. Stockholders will maintain the ability to propose and approve amendments to the By-Laws without director approval. With the elimination of the stockholder approval requirements relating to amendments of the By-Laws, future amendments to the By-Laws would still be subject to all applicable stockholder approval requirements under Delaware law, NYSE listing standards, and any other applicable laws.

The foregoing description of the proposed amendments to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws you are being asked to approve, a copy of which is attached as Appendix A.

Text of the Amendment

The Board requests stockholders of the Company approve the following resolution:

“RESOLVED, that the Company’s stockholders approve the amendments to the Company’s Amended and Restated By-Laws reflected in the attached Appendix A.”

Effectiveness of the Amendment

Upon the approval of this proposal by our stockholders, the Amended and Restated By-Laws attached as Appendix A will be the effective By-Laws of the Company. If this proposal is not approved by our stockholders, the Company’s Amended and Restated By-Laws will not be amended.

The Governance and Risk Committee and the Board of Directors recommend a vote “FOR” the amendments of the

Amended and Restated By-Laws.

RATIFICATION OF APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL NO. 4)

The Audit Committee has appointed Grant Thornton as OSG’s independent registered public accounting firm to examine the consolidated financial statements of OSG and its subsidiaries for the fiscal year ending December 31, 2024. Grant Thornton has served as our independent registered public accounting firm since April 2020.

Stockholder ratification of the appointment of Grant Thornton as our independent registered public accounting firm is not required by our By-Laws or other applicable legal requirements. However, the Audit Committee is submitting this appointment to the stockholders for ratification as a matter of good corporate practice. If the appointment of Grant Thornton is not ratified by the stockholders, the Audit Committee, at its discretion, will reconsider its selection of Grant Thornton as our independent registered public accounting firm. Even if the appointment of Grant Thornton is ratified, the Committee may direct the appointment of a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

Representatives of Grant Thornton are expected to virtually attend the 2024 Annual Meeting and, if in attendance, will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

The Audit Committee and the Board of Directors recommend a vote “FOR” the ratification of the selection of Grant Thornton LLP

as the independent registered public accounting firm for fiscal year 2024.

OWNERSHIP OF CLASS A COMMON STOCK BY DIRECTORS, EXECUTIVE OFFICERS

AND CERTAIN OTHER BENEFICIAL OWNERS

The tables below set forth beneficial ownership information with respect to our directors and director nominees, each of the executive officers listed in the Summary Compensation Table, and each person who is known to OSG to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock. The information with respect to such beneficial owners was prepared based on information supplied by such owners in their filings with the SEC. Except as disclosed in the notes to these tables and subject to applicable community property laws, OSG believes that each beneficial owner identified in the table possesses sole voting and investment power over all Class A Common Stock shown as beneficially owned by the beneficial owner.

Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. Those rules generally provide that a person is the beneficial owner of shares if such person has or shares the power to vote or direct the voting of shares or to dispose or direct the disposition of shares or has the right to acquire such powers within 60 days of March 29, 2024 (the “Measurement Date”). For purposes of calculating each person’s percentage ownership, shares of Class A Common Stock issuable pursuant to options or warrants exercisable within 60 days are included as outstanding and beneficially owned for that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. In some cases, OSG believes that foreign ownership or other restrictions may limit the ability of warrant holders to exercise warrants they hold, meaning that such persons may not be required to report share ownership as they would not be entitled to receive the underlying shares of Class A Common Stock. The percentage of beneficial ownership is based on 71,724,847 shares of OSG’s Class A Common Stock outstanding as of the Measurement Date. On that date, there were 4,229,904 warrants (exercisable for 821,024 shares of Class A Common Stock) that were not included in that calculation (other than to the extent set forth with respect to any individual stockholder below).

Directors and Executive Officers

The table below sets forth information as to the number of shares and percentage of the outstanding shares of OSG’s Class A Common Stock beneficially owned by each director, each of the executive officers, and all directors and executive officers as a group on the Measurement Date, all as reported to OSG. The address of each person identified below as of the date of this Proxy Statement is c/o Overseas Shipholding Group, Inc., 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602.

Directors	Shares of Class A Common Stock Beneficially Owned (1)
	Number	Percentage Beneficially Owned
Douglas D. Wheat	196,933	*
Rebecca K. DeLaet	115,300	*
Joseph I. Kronsberg	227,500	*
Elaine G. Luria	40,000	*
Samuel H. Norton	3,979,797	5.44%
John P. Reddy	186,353	*
Julie E. Silcock	134,212	*
Gary E. Taylor	223,541	*
Other executive officers
Richard L. Trueblood	433,311	*
Patrick J. O’Halloran	428,443	*
Damon M. Mote	427,787	*
Susan M. Allan	349,260	*
All directors and executive officers as a group (12 persons)	6,742,437	9.29%

*	Less than 1%.

(1)	Includes shares of Class A Common Stock issuable within 60 days of March 29, 2024 upon the exercise of options:

Mr. Norton - 1,422,318 shares; Mr. O’Halloran and Mr. Mote - 18,078 shares; Ms. Allan - 20,282. Mr. Trueblood holds no options or warrants.

Beneficial Owners of More than 5% of the Outstanding Shares of Class A Common Stock

The table below sets forth information as to the number of shares and percentage of the outstanding shares of those stockholders of OSG that beneficially own more than 5% of our outstanding Class A Common Stock on the Measurement Date, as reported by such owners in their filings with the SEC.

Name	Shares of Class A Common Stock Beneficially Owned*
	Number	Percentage
Cyrus Capital Partners, L.P. (1)	4,264,087	7.93%
Saltchuk Resources, Inc. (2)	15,203,554	21.20%
BlackRock, Inc. (3)	4,429,623	6.18%
Dimensional Fund Advisors LP (4)	4,975,645	6.94%
Samuel H. Norton (5)	3,979,797	5.44%

* Unless otherwise stated in the notes to this table, the share and percentage ownership information presented is as of the Measurement Date.

(1)	Based on a Schedule 13D/A filed on December 22, 2023 with the SEC by Cyrus Capital Partners, L.P. and certain of its affiliates (“Cyrus”). Cyrus has shared voting power and shared investment power over 4,264,087 shares of Class A Common Stock, including 160,696 shares of restricted Class A Common Stock granted to Cyrus by the Company pursuant to the Company’s Non-Employee Director Incentive Compensation Plan. The address of Cyrus is 65 East 55th Street, 35th Floor, New York, NY 10022.

(2)	Based on a Schedule 13D/A filed on January 25, 2024 with the SEC by Saltchuk Resources, Inc. (“Saltchuk”), Saltchuk has sole voting power and sole investment power over 15,203,554 shares of Class A Common Stock. The address of Saltchuk is 450 Alaskan Way South, Suite 708, Seattle, WA 98104.

(3)	Based on a Schedule 13G filed on January 29, 2024 with the SEC by BlackRock, Inc. (“BlackRock”), BlackRock has sole voting power over 4,309,371 shares of Class A Common Stock and sole investment power over 4,429,623 shares of Class A Common Stock. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(4)	Based on a Schedule 13G filed on February 29, 2024 with the SEC by Dimensional Fund Advisors LP (“Dimensional Funds”) as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”), the Funds have beneficial ownership of an aggregate amount of 4,975,645 shares of Class A Common Stock. The address of Dimensional Funds is 6300 Bee Cave Road, Building One, Austin, TX 78746. Dimensional Funds disclaims beneficial ownership of the shares held by the Funds.

(5)	Mr. Norton has sole voting and sole investment power over 3,979,797 shares of Class A Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, OSG’s directors, executive officers and any persons owning beneficially more than 10% of OSG’s Class A Common Stock are required to file reports with the SEC on a timely basis concerning their ownership of Class A Common Stock and any changes in that ownership. Directors, executive officers and beneficial owners of more than 10% of the Class A Common Stock are also required to furnish OSG with copies of all Section 16(a) reports that they file with the SEC. Based solely upon a review of these reports received by OSG for 2023 and any written representations from reporting persons, we believe that all such reports were filed on a timely basis in 2023.

Equity Compensation Plan Information

The following table provides information as of December 31, 2023 with respect to OSG’s equity compensation plans, which have been approved by OSG’s stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)*
Equity compensation plans approved by security holders	1,478,756	2.65	3,283,048
Equity compensation plans not approved by stockholders	—	—	—

* Consists of 2,890,048 Class A Common Stock shares eligible to be granted under the Incentive Compensation Plan for Management and 393,354 shares under the Non-Executive Director Incentive Compensation Plan.

INFORMATION CONCERNING SOLICITATION AND VOTING

Proxies are being solicited on behalf of the Board of OSG for use at the Annual Meeting to be held virtually on Thursday, June 6, 2024 at 9:30 a.m. (ET), or any adjournment or postponement thereof, for the purposes set forth herein and in the Notice of Annual Meeting of Stockholders.

Any stockholder giving a proxy may revoke it at any time before it is exercised at the meeting. If you are a stockholder of record, you may revoke your proxy by submitting a later proxy or by written request received by our Corporate Secretary before the Annual Meeting. You may also revoke your proxy at the Annual Meeting and vote in person. If you are the beneficial owner of shares held through a broker, trustee, or other nominee, you should review the information provided to you by the holder of record that explains how to revoke previously given instructions.

Record Date, Shares Outstanding and Votes Required

Only stockholders of record at the close of business on April 15, 2024 (the “Record Date”) are entitled to vote at the Annual Meeting. The Company has one class of voting securities, its Class A Common Stock, with each share entitled to one vote. As of the Record Date, 70,030,977 shares were outstanding.

All shares represented by an eligible proxy will be voted at the meeting in accordance with the instructions provided therein. If no such instructions are provided, the proxy will be voted:

(1)	to elect seven directors to serve until the 2025 Annual Meeting of Stockholders of the Company;

(2)	to approve, on an advisory basis, the 2023 compensation for our Named Executive Officers as described in “Compensation Discussion and Analysis” in the Proxy Statement;

(3)	to approve amendments of the Company’s Amended and Restated By-Laws; and

(4)	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2024.

Vote Required

Election of Directors; “Say-on-Pay” Vote; and Ratification of Independent Registered Public Accounting Firm. Each of the election of directors, the advisory vote to approve the compensation of the NEOs, and the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2024 requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock present at the meeting and entitled to vote thereon. Abstentions and broker non-votes do not count as votes “for” or “against” and, therefore, have no effect on the outcome of the voting.

Approval of the Amendments of the Company’s Amended and Restated By-Laws. Approval of the proposed amended version of the Company’s Amended and Restated By-Laws requires the affirmative vote of a majority of the voting power of the outstanding shares of our stock entitled to vote thereon, voting together as a single class. As a result, abstentions and broker non-votes will have the same effect as a vote “against” the amendment. Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then FOR the approval of the proposed amendments.

Voting

Some of the Company’s stockholders hold their shares through a broker, trustee, or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

●	Stockholder of record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., then you are considered the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to a third party, or to vote at the Annual Meeting.

●	Beneficial owner. If your shares are held in a brokerage account, by a trustee, or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a “legal proxy,” as discussed below.

As a stockholder of record, you may vote by one of the following methods:

●	Internet Voting. You may use the Internet as described on the proxy card or the notice of availability of proxy materials, as applicable, to vote your shares of Common Stock by giving the Company a proxy. You will be able to vote your shares by the Internet and confirm that your vote has been properly recorded. Please see your proxy card or your notice of availability of proxy materials, as applicable, for specific instructions.

●	Telephone Voting. You may vote your shares of Common Stock by giving the Company a proxy using the toll–free number listed on the proxy card. The procedure allows you to vote your shares and to confirm that your vote was recorded. Please see your proxy card for specific instructions.

●	Voting By Mail. You may sign, date, and mail your proxy card in the postage-paid envelope provided. This option is available only to those stockholders who have received a paper copy of a proxy card by mail.

●	Voting at the Annual Meeting. You may vote at the Annual Meeting as indicated above under “Remote Participation in the Annual Meeting” at the beginning of this Proxy Statement.

As a beneficial owner, with your shares held through a broker, bank, trustee or other nominee, you will receive a request for voting instructions with respect to your shares of Common Stock from the broker, bank, trustee or other nominee. You should respond to the request for voting instructions in the manner specified by the broker, bank, trustee or other nominee. If you have questions about voting your shares, you should contact your broker, bank, trustee or other nominee.

“Legal proxy”. If you hold your shares through a broker, bank, trustee or other nominee and you wish to vote at the meeting, you will need to deliver a legal proxy as indicated above under “Remote Participation in the Annual Meeting” at the beginning of this Proxy Statement. You must request a legal proxy through your broker, bank, trustee or other nominee. Please note that if you request a legal proxy, any proxy with respect to your shares of Common Stock previously executed by your broker, bank, trustee, or other nominee will be revoked and your vote will not be counted unless you vote at the meeting and or legally appoint another proxy to vote on your behalf.

It is very important that you are represented at the meeting and that your shares are voted. We urge you to vote as soon as possible by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card, even if you plan to virtually attend the Annual Meeting.

To conduct the business of the Annual Meeting we must have a quorum. The presence of at least a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted toward fulfillment of quorum requirements. Abstentions and broker non-votes will not be counted in tabulations of the votes cast on any of the proposals presented at the Annual Meeting, except that abstentions and broker non-votes will have the same effect as a vote “against” the proposal to amend the Amended and Restated By-Laws. A broker non–vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. In the absence of voting instructions from the beneficial owner of the shares, nominee holders will not have discretionary authority to vote the shares at the Annual Meeting in the election of directors, for the compensation for 2023 of our NEOs, or for the approval of the amendments to the Amended and Restated By-Laws, but will have discretionary authority to vote on the ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Proxies that are transmitted by nominee holders for beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder.

As all of these matters are very important to OSG, we urge you to vote your shares as soon as possible by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card.

Expenses

The cost of soliciting proxies for the meeting will be borne by OSG. OSG will also reimburse brokers and others who are only record holders of the OSG shares for their reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares.

Proposals for Annual Meeting of Stockholders in 2025

Proposals Under the SEC Rules

Stockholder proposals submitted under the SEC rules for inclusion in the Proxy Statement for the 2025 Annual Meeting must be received no later than December 27, 2024. Stockholder proposals submitted under the SEC rules must comply with the proxy rules and be submitted in writing to our Corporate Secretary at the following address: Corporate Secretary, Overseas Shipholding Group, Inc., 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602.

Proposals to be Submitted under Our Amended and Restated By-Laws

If Proposal No. 3 is not approved at the Annual Meeting, any stockholder who wishes to propose a matter for action at the Company’s Annual Meeting in 2025 (including the nomination of a person as a candidate for election as a director at such meeting) pursuant to the Company’s current Amended and Restated By–Laws must notify the Company in writing to the Corporate Secretary, and provide the information required by the Company’s current Amended and Restated By–Laws, no earlier than 90 days and no later than 60 days prior to June 6, 2025, the first anniversary of this year’s Annual Meeting. In other words, the notice and such information must be received between March 8, 2025 and April 7, 2025.

If Proposal No. 3 is approved at the Annual Meeting, any stockholder who wishes to propose a matter for action at the Company’s Annual Meeting in 2025 (including the nomination of a person as a candidate for election as a director at such meeting) pursuant to the Company’s Amended and Restated By–Laws (as amended as proposed in Proposal No. 3) must notify the Company in writing to the Corporate Secretary, and provide the information required by the Amended and Restated By–Laws, as amended, no earlier than 120 days and no later than 90 days prior to June 6, 2025, the first anniversary of this year’s Annual Meeting. In other words, the notice and such information must be received between February 6, 2025 and March 8, 2025.

Stockholders can obtain a copy of the Amended and Restated By-Laws by writing to the Corporate Secretary. A stockholder soliciting proxies in support of director candidates other than those nominated by the Board are subject to, and must comply with, the SEC’s “universal proxy” rules.

OTHER MATTERS

The Board is not aware of any matters to be presented at the Annual Meeting other than those specified above. If any other matter should be presented, proxy holders will vote the shares represented by the proxy on such matter in accordance with their best judgment.

We have adopted a procedure approved by the SEC known as “householding” that permits companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. Stockholders who participate in householding will continue to receive separate proxy cards. This process potentially provides extra convenience for stockholders and cost savings for companies. Some brokers use this process for proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Householding will continue until you are notified otherwise or until you request to no longer participate in householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or OSG if you hold shares registered in your name, and OSG will promptly undertake to carry out your request. You can notify OSG by sending a written request to OSG at its address set forth above.

OSG’s 2023 Form 10-K is available at www.osg.com/investors. It does not form part of this Proxy Statement. OSG will provide to any stockholder of OSG, without charge, a copy of the 2023 Form 10-K upon the written request of such stockholder addressed to the Corporate Secretary of OSG at 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602.

AMENDED AND RESTATED

BY−LAWS

OF

OVERSEAS SHIPHOLDING GROUP, INC.

As Amended and Restated on June 6, 2024

ARTICLE I

OFFICES

SECTION 1. Delaware Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware, but the location of said office may be changed from time to time, to any other place within the State of Delaware, in the manner provided by law.

SECTION 2. Other Offices. The Corporation may have an office or offices at such other places in the United States or elsewhere as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. Annual Meeting. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before said meeting shall be held on the third Tuesday in May or any subsequent date in the months of May or June of each year, the specific date, hour and place, within or without the State of Delaware, to be determined in advance by the Board of Directors and stated in the notice of said meeting. Said meeting may be adjourned from day to day until its business is completed.

SECTION 2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the President or any Vice President, or by resolution of the Board of Directors, or by the holders of not less than 25% of all outstanding shares entitled to vote on the matter for which the meeting is called, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting or as may be otherwise required by the Certificate of Incorporation of the Corporation. The business transacted at any special meeting shall be limited to the purposes stated in the notice.

SECTION 3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than fifty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

SECTION 4. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum at all meetings of the stockholders. If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting any business may be transacted that might have been transacted at the original meeting. If any adjournment, whether a quorum is present or not, is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, directors shall be elected by a majority of the votes cast by the holders of stock entitled to vote thereon and other corporate action shall be authorized by a majority of the votes cast by the holders of stock entitled to vote thereon, unless the question is one upon which by express provision of law or of the Certificate of Incorporation or of these By-Laws a larger or different vote is required, in which case such express provision shall govern. The stockholders present or represented at any duly called and held meeting at which a quorum is present or represented may continue to transact business until adjournment, irrespective of the withdrawal of any stockholders from the meeting.

SECTION 5. Organization. At each meeting of the stockholders, the Chairman of the Board, the President, an Executive Vice President or a Senior Vice President designated for the purpose by the Chairman of the Board of Directors (with priority in the order named), or in the absence of said officers, a chairman chosen by a majority vote of the stockholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman. The Secretary, or in his absence an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary, any person designated by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 6. Order of Business. The Order of Business at all meetings of stockholders, unless otherwise determined by a vote of the holders of a majority of the number of shares present in person or represented by proxy thereat, shall be determined by the presiding officer.

~~At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the annual meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this Article II, Section 6, who is entitled to vote at the meeting and who complies with the procedures set forth in this Article II, Section 6.~~

~~For business properly to be brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business; (3) the series and number of shares of stock of the Corporation which are beneficially owned by the stockholder; (4) any material interest of the stockholder in such business; and (5) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such stockholder’s proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Article II, Section 6. The presiding officer of an annual meeting may refuse to permit any business to be brought before an annual meeting which fails to comply with the foregoing procedures or, in the case of a stockholder proposal, if the stockholder solicits proxies in support of such stockholder’s proposal without having made the representation required by clause (5) above.~~

SECTION 7. Advance Notice.

(a)       Timely Notice.

At any annual meeting of the stockholders, the only nominations of persons for the election as directors and the only submissions of other business to be conducted at a meeting of the stockholders are those nominations and submissions that have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or other submissions must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or (iii) otherwise properly brought before an annual meeting by a stockholder of record at the time of the giving of the notice provided for in this Article II, Section 7, who is entitled to vote at the meeting and who complies with the procedures set forth in this Article II, Section 7. Any business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action.

For business to be properly brought before an annual meeting of stockholders, the stockholder of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Article II, Section 7, in proper written form, either by personal delivery, courier, or by United States mail, postage prepaid, to the Secretary of the Corporation (or by email to legaldepartment@osg.com with confirmation of receipt required), even if such matter is already the subject of any notice to the stockholders or a disclosure (“Public Disclosure”) by the Board of Directors made in a press release reported by a national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934 (as amended, and including the rules and regulations promulgated thereunder, the “Exchange Act”). To be timely, a Proposing Stockholder’s notice must be received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is not within30 days before or after such anniversary date, notice by the Proposing Stockholder must be received not earlier than the 90th day prior to such annual meeting and not later than the 10th day following the day on which Public Disclosure of the date of such meeting is first made to be considered timely. In no event will the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).

(b)       Stockholder Nominations. For the nomination of any person(s) for election to the Board of Directors, a Proposing Stockholder’s timely notice to the Secretary of the Corporation must set forth or include:

(i)                  the name, age, business address, and residence address of each such nominee;

(ii)                the principal occupation or employment of each such nominee;

(iii)              the class and number of shares of capital stock of the Corporation, or warrants or other rights to acquire shares of such capital stock, that are owned of record and/or beneficially by each such nominee;

(iv)               such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed under Section 14(a) of the Exchange Act;

(v)                a written questionnaire (in the form provided by the Secretary on written request of any stockholder of record within 10 days following such request) with respect to the background and qualifications of each such proposed nominee, completed and executed by each such proposed nominee, and a written statement executed by each such nominee acknowledging that each such nominee:

(A)               consents to being named in any proxy materials (including without limitation a proxy statement and any supplements or amendments thereto and a form of proxy) for the applicable meeting as a nominee and to serving as a director if elected;

(B)               intends to serve as a director for the full term for which such nominee is standing for election; and

(C) (1) has read and agrees to adhere to the Corporation’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, Insider Trading Policy, and any other of the Corporation’s policies or guidelines applicable to directors, including with regard to securities trading; (2) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any nomination or other business proposal, issue, or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such nominee’s fiduciary duties under applicable law; and (3) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director; and

(vi)               as to the Proposing Stockholder:

(A)               the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner or owners (if different from the Proposing Stockholder) on whose behalf the nomination or other business proposal is being made;

(B)               the class and number of shares of the Corporation, or warrants or other rights to acquire shares of such capital stock, that are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner or owners (if different from the Proposing Stockholder) on whose behalf the nomination or other business proposal is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares, or warrants or other rights to acquire shares of such capital stock, that are owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting;

(C)               a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by or on behalf of the Proposing Stockholder, the beneficial owner or owners (if different from the Proposing Stockholder) on whose behalf the nomination or other business proposal is being made, and any of their respective affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder, the beneficial owner or owners (if different from the Proposing Stockholder), or any of their respective affiliates or associates with respect to shares of capital stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(D)               a description of any agreement, arrangement, or understanding with respect to such nomination or other business proposal between or among the Proposing Stockholder, the beneficial owner or owners (if different from the Proposing Stockholder) on whose behalf the nomination or other business proposal is being made, any of their respective affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(E)                a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice or propose such other business proposal;

(F)                a representation whether the Proposing Stockholder or the beneficial owner or owners (if different from the Proposing Stockholder) on whose behalf the nomination or other business proposal is being made intends or is part of a group that intends (1) to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 promulgated under the Exchange Act, and (2) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, and, if so, a representation that such solicitation and proxy statement will comply with Rule 14a-19 promulgated under the Exchange Act;

(G)               the names and addresses of other stockholders (including beneficial and record owners) known by the Proposing Stockholder to support of the nomination or other business proposal, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholders; and

(H)               any other information relating to the Proposing Stockholder and the beneficial owner or owners on whose behalf the nomination or other business proposal is being made (if different from the Proposing Stockholder) required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest (even if an election contest is not involved) pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(c)                 The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of each proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of each such nominee. A Proposing Stockholder’s notice given in accordance with this Article II, Section 7 must contain only the name(s) of the nominee(s) for whom such Proposing Stockholder (or the beneficial owner or owners on whose behalf the nomination is being made, if different from the Proposing Stockholder) intends to solicit proxies, and a Proposing Stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Article II, Section 7. The number of nominees a Proposing Stockholder may nominate for election at a meeting (or in the case of a Proposing Stockholder giving the notice on behalf of a beneficial owner, the number of nominees a Proposing Stockholder may nominate for election at a meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting.

(d)                Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s timely notice to the Secretary of the Corporation must set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting:

(i)                  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(ii)                the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Corporation’s Certificate of Incorporation or these By-laws, the language of the proposed amendment);

(iii)              any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of the Proposing Stockholder and the beneficial owner or owners (if different from the Proposing Stockholder) on whose behalf the business is being proposed;

(iv)               any other information relating to the Proposing Stockholder and the beneficial owner or owners (if different from the Proposing Stockholder) on whose behalf the business is being proposed, as required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable laws, rules, and regulations;

(v)                a description of all agreements, arrangements, or understandings between or among the Proposing Stockholder, the beneficial owner or owners (if different from the Proposing Stockholder) on whose behalf the business is being proposed, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such stockholder, beneficial owner, or their affiliates or associates; and

(vi)               all of the other information required by Article II, Section 7(b)(vi) above.

(e)                 Special Meetings of Stockholders. Only such business that has been brought before the meeting pursuant to the Corporation’s notice of meeting will be conducted at a special meeting of stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof; or (ii) provided that the Board of Directors has determined that directors will be elected at such meeting, by any stockholder of record at the time the notice provided for in this Article II, Section 7(e) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Article II, Section 7. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate one or more persons for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the stockholder’s notice required by (and in compliance with) Article II, Section 7(b) and Article II, Section 7(c) must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to such special meeting and not earlier than the close of business on the later of the 120th day prior to such special meeting, or the 10th day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event will the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(f)                  Effect of Noncompliance.

(i)                  Only such persons who are nominated in accordance with the procedures set forth in this Article II, Section 7 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors, and only such other business will be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Article II, Section 7. If any proposed nomination is not made or proposed in compliance with this Article II, Section 7, or other business is not made or proposed in compliance with this Article II, Section 7, then except as otherwise required by applicable law, the chair of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these By-laws to the contrary, unless otherwise required by applicable law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Article II, Section 7 does not comply with or provide the information required under this Article II, Section 7 to the Corporation in accordance herewith, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations will not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(ii)                Without limiting the other provisions and requirements of this Article II, Section 7, unless otherwise required by law, if any stockholder (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(iii)              The requirements of this Article II, Section 7 are included to provide the Corporation notice of a stockholder’s intention to bring business or nominations before an annual meeting and will in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or make such nominations before an annual meeting.

(g)                Rule 14a-8. This Article II, Section 7 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

SECTION 8~~7~~. Proxies and Voting of Shares. Except as otherwise provided in the Certificate of Incorporation of the Corporation, and subject to the provisions and limitations herein and therein contained, at all meetings of the stockholders each stockholder of record shall be entitled to cast one vote for each share of stock held by him of record, as shown on the record of stockholders of the Corporation. At any meeting of stockholders, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting may exercise such voting right either in person or by proxy appointed by an instrument in writing, which shall be filed with the secretary of the meeting before being voted. Any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors. Except as otherwise expressly required by statute, the vote on any question need not be by written ballot.

SECTION 9~~8~~. Action by Consent of Stockholders. Except as otherwise provided by law, any action required by law to be taken at any annual or special meeting of stockholders or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

SECTION 1. Power and Duties of the Board of Directors. The Board of Directors shall have the general management of the affairs, property and business of the Corporation and may adopt such rules and regulations for that purpose and for the conduct of their meetings as they may deem proper. The Board of Directors may exercise and shall be vested with the powers of the Corporation insofar as not inconsistent with law, the Certificate of Incorporation or with these By-Laws.

SECTION 2. Number and Qualifications. The authorized number of directors shall be set forth in the Certificate of Incorporation, within the limits set forth therein, may be changed by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board of Directors, provided that the number of directors shall not be reduced by action of the Board of Directors below the number of directors then in office. Directors need not be stockholders of the Corporation. No more of the directors than a minority of the number necessary to constitute a quorum shall be persons other than citizens of the United States.

~~SECTION 3. Notification of Nominations. Nominations for the election of directors may be made by the Board of Directors or by any stockholder who is a stockholder of record at the time of giving of the notice of nomination provided for in this Article III, Section 4 and who is entitled to vote for the election of directors. Any stockholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (1) with respect to an election to be held at an annual meeting of the stockholders, not less than 60 days nor more than 90 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; and (2) with respect to an election to be held at a special meeting of the~~

~~stockholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting. Each such notice shall set forth: (1) the name and address, as they appear on the Corporation’s books, of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated; (2) the class and/or series and number of shares of stock of the Corporation which are beneficially owned by the stockholder; (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote in the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (5) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (6) the executed written consent of each nominee to serve as a director of the Corporation if so elected; and (7) if the stockholder intends to solicit proxies in support of such stockholder’s nominee(s), a representation to that effect. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in favor of such stockholder’s nominee(s) without having made the representations required by the immediately preceding sentence. Only such persons who are nominated in accordance with the procedures set forth in this Article III, Section 4 shall be eligible to serve as directors of the Corporation.~~

~~Notwithstanding anything in the immediately preceding paragraph of this Article III, Section 4 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of the stockholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Corporation at least 90 days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder’s notice required by this Article III, Section 4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.~~

SECTION 3~~4~~. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or, in the absence of such determination, as may be specified in the call of any meeting.

SECTION 4~~5~~. Regular Meetings. After each annual meeting of stockholders for the election of directors or as soon thereafter as may be convenient, the newly elected Board of Directors shall meet for the purpose of organization and the transaction of such other business as may properly come before the meeting. Such meeting shall be held at the place where the annual meeting of stockholders was held at which the directors were elected, or at such other place as may have been designated by the Board of Directors or as may be fixed by consent of all of the newly elected directors. Notice of such meeting need not be given. Regular meetings of the Board of Directors shall be held at such time and place, either within or outside of the State of Delaware, as may be determined by resolution of the Board of Directors. No notice of a regular meeting need be given and any business may be transacted at a regular meeting, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

SECTION 5~~6~~. Special Meetings. Special meetings of the Board of Directors may be called from time to time by the Chairman of the Board, the President, or an Executive Vice President, and shall be called by them at the written request of a majority of directors representing. Each special meeting of the Board of Directors shall be held at such date, time, and place, either within or outside of the State of Delaware, as shall be designated in the call of such meeting.

SECTION 6~~7~~. Notice of Special Meeting. Notice of a special meeting of the Board of Directors, stating the place, date and hour thereof, shall be given by mail, facsimile, or electronic means addressed to each director at his residence or business address not less than two days before the day of the meeting. Except as otherwise required by statute or these By-Laws, no notice or waiver of notice of a special meeting of the Board of Directors need state the purpose or purposes of such meeting, and any business may be transacted thereat.

SECTION 7~~8~~. Quorum. A majority of the directors then in office, but in no event less than one-third of the whole Board of Directors, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, except as otherwise provided in Article VII, Section 1. If less than a quorum be present at a meeting, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, when a quorum is present at any meeting of the Board of Directors, a majority of the directors present at such meeting shall decide any question brought before such meeting and the action of such majority shall be deemed to be the action of the Board of Directors.

SECTION 8~~9~~. Organization. At each meeting of the Board of Directors, the Chairman of the Board or, in the absence of the Chairman of the Board, the Lead Director (if a Lead Director shall have previously been chosen by the independent directors) shall act as chairman of the meeting. The Secretary, or in his absence an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary, any person designated by the President or other person presiding at the meeting, shall act as secretary of the meeting.

SECTION 9~~10~~. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

SECTION 10~~11~~. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or by any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE IV

COMMITTEES

SECTION 1. Committees. The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation, and to have only such powers as may be provided in said resolution or resolutions; provided that any such committee shall not be entitled to exercise all the powers and authority of the Board of Directors, and the Board of Directors may not designate any committee that shall have the authority to exercise all such powers.

ARTICLE V

OFFICERS

SECTION 1. Executive Officers. The executive officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, a Controller and a Secretary. (Reference in these By-Laws to the “Vice Presidents” shall, unless the context indicates otherwise, be deemed to include the Executive Vice President, the Senior Vice Presidents and the Vice Presidents.) Any number of offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The powers and duties of the officers shall be as specified in these By-Laws or as may from time to time be determined by the Board of Directors.

SECTION 2. Election and Term. The executive officers shall be elected by the Board of Directors at the first meeting thereof following the initial appointment of the Board of Directors after each annual meeting of stockholders. Each executive officer shall be elected to serve until the next annual meeting of the Board of Directors and until his successor shall have been duly elected and shall qualify.

SECTION 3. Other Officers. The Board of Directors may also appoint such other officers and agents as it may deem necessary for the transaction of the business of the Corporation. Such officers and agents shall hold office for such period, have such authority and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 4. The President. The President shall, if so requested by the Chairman of the Board, preside at all meetings of stockholders and of the Board of Directors, and shall keep the Board of Directors fully informed and shall freely consult with them concerning the business of the Corporation. He shall be the chief executive officer of the Corporation, and, subject to the control of the Board of Directors, shall have general direction and supervision over the business and affairs of the Corporation and, in general, perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board of Directors. The President shall at all times be a citizen of the United States.

SECTION 5. Chairman of the Board. The Chairman of the Board shall have such duties as may be prescribed by the Board from time to time. If present, the Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board shall at all times be a citizen of the United States.

SECTION 6. Vice Presidents. The Executive Vice Presidents and the Senior Vice Presidents, and the other Vice Presidents, in that order and within that order, in order of seniority or as appointed by the Board of Directors, shall in the absence of the President perform all of the duties and exercise all of the powers of the President, to the extent and in the respects authorized by the Board of Directors or these By-Laws, and each of them shall have such duties as from time to time may be assigned to him by the Board of Directors. No person who is not a citizen of the United States may act in the absence or disability of the President.

SECTION 7. The Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-Laws; at all reasonable times exhibit his books of account and records to any of the directors of the Corporation upon application during business hours at the place where such books and records are kept; receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever; and in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

SECTION 8. The Controller. The Controller shall keep or cause to be kept at the principal place of business of the Corporation, and shall be responsible for the keeping of, correct records of the business and transactions of the Corporation and shall exhibit such records to any of the directors or the President or Treasurer of the Corporation upon application during business hours at the office of the Corporation where such records are kept.

SECTION 9. The Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose all the proceedings of the meetings of the Board of Directors and the stockholders of the Corporation; shall attend to the giving of all notices of such meetings in accordance with the provisions of these By−Laws and as required by law; shall be custodian of the records (other than financial) and of the seal of the Corporation and have authority to affix the seal to all documents the execution of which on behalf of the Corporation is duly authorized in accordance with the provisions of these By-Laws; and in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or the President.

SECTION 10. Compensation. The compensation of the executive officers of the Corporation shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation or a member of any committee.

SECTION 11. Tax Returns. Unless otherwise provided by the Board of Directors, the President, any of the Vice Presidents, the Treasurer, the Controller or the Secretary shall be authorized to sign tax returns on behalf of the Corporation.

ARTICLE VI

RESIGNATIONS AND REMOVALS

SECTION 1. Resignations. Any director or officer of the Corporation may resign as such at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation, and any member of any committee may resign at any time by giving notice either as aforesaid or to the Committee of which he is a member or to the chairman thereof. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

SECTION 2. Removals. The stockholders at any meeting called for the purpose, by vote of the majority of the outstanding stock entitled to vote, may at any time remove any director with or without cause. The Board of Directors by vote of not less than a majority of the whole Board of Directors may at any time with or without cause remove from office any officer or committee member elected or appointed by it.

ARTICLE VII

VACANCIES

SECTION 1. Among Directors. If the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office, increase in the number of directors, or otherwise, a majority of the directors then in office, although less than a quorum, or the sole remaining director, shall have the exclusive right to choose a successor to fill such vacancy, and any director so chosen shall hold office, subject to the provisions of these By-Laws, until the next annual election of directors and until his successor shall be duly elected and shall qualify.

SECTION 2. Among Officers, etc. If the office of the Chief Executive Officer, President, the Chairman of the Board, any of the Vice Presidents, the Treasurer, the Controller or the Secretary, or of any other officer or member of any committee, becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the Board of Directors shall have the exclusive right to fill such vacancy or vacancies.

ARTICLE VIII

CITIZENSHIP OF THE CORPORATION

SECTION 1. General Authority. As authorized by the Certificate of Incorporation of the Corporation, (i) the Board of Directors has adopted certain Citizenship Policies in order to satisfy and demonstrate compliance with the Citizenship Rules, as defined in the Certificate of Incorporation of the Corporation, and (ii) the Board of Directors may establish from time to time revise the Citizenship Policies and establish and implement appropriate and timely monitoring, counting and related procedures and protocols to evidence compliance with the Citizenship Rules and the Citizenship Policies, as it may deem desirable for the purposes of implementing the provisions of Section D of Article FOURTH of the Certificate of Incorporation of the Corporation and this Article VIII.

SECTION 2. Minimum U.S. Ownership. The outstanding shares of the Corporation shall at all times be owned by citizens of the United States to such extent as will, in the judgment of the Board of Directors, reasonably assure the preservation of the Corporation’s status as a United States citizen within the meaning of the Citizenship Rules, or any successor rules or statutes applicable to the business being conducted by the Corporation. The Board of Directors may restrict any original issuance of shares of the Corporation to citizens of the United States as defined in the Certificate of Incorporation of the Corporation (“U.S. Citizens”), and, in any event, shall from time to time establish, as a condition to the issuance or transfer of shares of the Corporation to non−U.S. Citizens, the minimum percentage of the total outstanding shares of the Corporation which shall be owned by U.S. Citizens (the “Minimum U.S. Ownership”), which minimum percentage may, in the discretion of the Board of Directors, exceed the minimum percentage required by law. The Board of Directors has ratified and confirmed in the

Citizenship Policies its prior resolution that 77% is and shall be the percentage of Minimum U.S. Ownership. Nothing herein shall be deemed to preclude ownership by U.S. Citizens of shares of the Corporation in excess of the Minimum U.S. Ownership.

ARTICLE IX

CAPITAL STOCK

SECTION 1. Form and Issuance. Subject to Article VIII of these By-Laws, certificates of stock shall be issued in such form as may be approved by the Board of Directors and shall be signed by, or in the name of the Corporation by, the President or any of the Vice Presidents, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation; provided, however, that if any such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation and the seal of the Corporation on such Certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

The Corporation shall be entitled to treat the holder of record of any shares or shares of stock as the owner in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, save as provided by the laws of the State of Delaware.

The Board of Directors may authorize the issue of some or all of the shares of any or all of the Corporation’s classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, upon the request of any stockholder, the Corporation shall send the stockholder a written statement of the information required by the DGCL to be on physical share certificates of the Corporation.

SECTION 2. Transfer of Shares of Stock. Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, shares of stock shall be transferable on the books of the Corporation by the holder thereof or by his attorney thereunto duly authorized upon the surrender and cancellation of certificates or electronic book entry, in the case of uncertificated shares, for a like number of shares.

SECTION 3. Old Certificates to be Cancelled; Lost, Stolen, or Destroyed Certificates. Except in cases of lost, stolen or destroyed certificates, and in that case only after conforming to the requirements hereinafter provided, no new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled.

Any person claiming a certificate of stock to be lost or destroyed shall make such affidavit or affirmation of that fact as the Board of Directors may require and at the option of the Board of Directors shall give the Corporation and/or its transfer agent or agents, registrar or registrars, a bond of indemnity, in the form and with one or more sureties satisfactory to the Board of Directors, or other indemnification satisfactory to the Board of Directors, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed, and, if required by the Board of Directors, a final order or decree of a court of competent jurisdiction of the right of any such person to receive a new certificate shall be procured.

SECTION 4. Fixing of Record Date. Other than as provided in the Certificate of Incorporation or in these By-Laws, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty, nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such other action or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. Regulations. The Board of Directors may make such regulations as it may deem expedient concerning the issue, transfer and registration of stock and may from time to time appoint such transfer agents or registrars of shares as it may deem advisable and may define their powers and duties.

ARTICLE X

NEGOTIABLE INSTRUMENTS, CONTRACTS, ETC.

SECTION 1. Signatures on Checks, Etc. All checks, drafts, bills of exchange, notes or other instruments or orders for the payment of money or evidences of indebtedness shall be signed for or in the name of the Corporation by such officer or officers, person or persons, as the Board of Directors may from time to time designate by resolution, and in the absence of such resolution by the President or any of the Vice Presidents.

SECTION 2. Execution of Contracts. The President or any of the Vice Presidents, and any other officer or officers that the Board of Directors may designate, shall have full authority in the name of and on behalf of the Corporation to enter into any contract or execute and deliver any instruments or notes, or other evidences of indebtedness unless such authority shall be limited by the Board of Directors to specific instances.

SECTION 3. Bank Accounts. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may from time to time be delegated by the Board of Directors.

ARTICLE XI

CORPORATE SEAL

The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal — Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced in any manner whatsoever.

ARTICLE XII

FISCAL YEAR

The fiscal year of the Corporation shall end on such date as may be determined by the Board of Directors.

ARTICLE XIII

VOTING OF STOCK HELD

Unless otherwise provided by resolution of the Board of Directors, the President or any of the Vice Presidents may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or association, or to consent in writing to any action by any such other corporation or association, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the President or any of the Vice Presidents may himself attend any meeting of the holders of stock or other securities of any such other corporation or association and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation or association, or may consent in writing to any action by any such other corporation or association.

ARTICLE XIV

AMENDMENTS

The Board of Directors at any regular meeting or special meeting of the Board of Directors called for the purpose, and the stockholders at any annual meeting or special meeting of the stockholders called for the purpose, may make, alter, amend or repeal the By-Laws of the Corporation or any of them and, in the latter case, provided that notice of such alteration, amendment or repeal or adoption of new By-Laws is contained in the notice of such meeting of stockholders~~; provided that the Board of Directors may not alter, amend or repeal any provision of (i) Article II, Section 4, (ii) Article III, Sections 3 and 6, (iii) Article IV, Section 1 or (iv) this Article XIV without the affirmative vote of the majority of the outstanding stock entitled to vote on such matters; provided further that the Board of Directors may not alter, amend or repeal any provision of Article II, Sections 2 and 8 without the affirmative vote of the holders of two-third or more of the outstanding stock entitled to vote on such matters~~.

ARTICLE XV

INDEMNIFICATION

SECTION 1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended to increase the scope of such permitted indemnification, any person (a “Covered Person”) who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any action, suit, claim, inquiry or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) and whether formal or informal (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other entity, including service with respect to employee benefit plans, against all liability and loss suffered, and expenses (including attorneys’ fees) actually and reasonably incurred, by such Covered Person in connection with such Proceeding. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify or advance expenses to a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person (and not by way of defense) against the Corporation only if the commencement of such Proceeding (or part thereof) by the Covered Person (i) was authorized in the specific case by the Board of Directors, or (ii) was brought to establish or enforce a right to indemnification under these By-Laws, the Corporation’s Certificate of Incorporation, any agreement, the Delaware General Corporation Law or otherwise.

SECTION 2. Prepayment of Expenses. The Corporation shall, to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended to be more permissive, pay the expenses (including attorneys’ fees) actually and reasonably incurred by a Covered Person who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any Proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other entity, including service with respect to employee benefit plans in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article XV or otherwise.

SECTION 3. Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article XV is not paid in full within thirty days after a written claim therefor by the Covered Person has been presented to the Corporation, the Covered Person may file suit against the Corporation to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In addition, the Covered Person may file suit against the Corporation to establish a right to indemnification or advancement of expenses. In any such action the Corporation shall have the burden of proving by clear and convincing evidence that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 4. Non-exclusivity of Rights. The rights conferred on any Covered Person by this Article XV shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, any insurance policy, vote of stockholders or disinterested directors or otherwise.

SECTION 5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced to the extent such Covered Person has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise payable by the Corporation.

SECTION 6. Amendment or Repeal. Any repeal or modification of the provisions of this Article XV shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

SECTION 7. Other Indemnification and Prepayment of Expenses. This Article XV shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE XVI

FORUM FOR ADJUDICATION OF DISPUTES

Unless the corporation consents in writing to the selection of an alternative forum, the State and Federal court located in the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (d) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the state of Delaware, in all cases subject to the court having personal jurisdiction over the parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE XVI.

PROXY OVERSEAS SHIPHOLDING GROUP, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2024 AT 9:30 A.M. EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED The undersigned hereby appoints Susan Allan and Richard Trueblood, or either of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of Overseas Shipholding Group, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held on June 6, 2024 at 9:30 a.m. Eastern Time and any continuation, adjournment, or postponement thereof, as hereinafter specified and, in their judgment, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given. Our Annual Meeting will be held virtually. To participate in the Annual Meeting, dial (844) 850-0546 for U.S. callers, and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call. Stockholders and other interested parties can listen to a live webcast of the Annual Meeting through the Investor Relations section of OSG's website at www.osg.com. We urge you to vote as soon as possible by telephone or over the Internet. If you wish to vote on the date of the Annual Meeting, or to change your vote, you may do so by sending an email to investor-relations@osg.com prior to 9:35 a.m. (ET) and attaching your proxy card, or if your shares are held by a bank, broker, or other nominee, your voting instruction form and the legal proxy provided by your bank, broker or other nominee. This information is necessary in order for your vote to be counted. If your email is not received by 9:35 a.m. (ET) on Thursday, June 6, 2024, your vote will not be counted (or your change of vote will not be effective). THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, AND 4. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR JUDGMENT UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY CONTINUATION, POSTPONEMENT, OR ADJOURNMENT THEREOF. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. (Continued and to be marked, dated, and signed on other side) . PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. • Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 6, 2024 at 9:30 a.m. Eastern Time The Annual Report and Proxy Statement to Stockholders are available at: https://viewproxy.com/OSG/2024 Please mark your votes like this .

The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR Proposals 2, 3, and 4: Proposal 1. Vote for the Election of Directors: Vote for the Proposals: NOMINEES: FOR ALL . WITHHOLD ALL . FOR ALL EXCEPT (1) Rebecca K. DeLaet . (2) Joseph I. Kronsberg . (3) Elaine G. Luria . (4) Samuel H. Norton . (5) John P. Reddy . (6) Julie E. Silcock .. (7) Douglas D. Wheat . DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) Please indicate if you plan to attend this virtual meeting . Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) . VIRTUAL CONTROL NUMBER Proposal 2. Advisory vote to approve the compensation of the Named Executive Officers for 2023. FOR . AGAINST . ABSTAIN . Proposal 3. Approval of Amendments to the Company's Amended and Restated By-Laws. FOR . AGAINST . ABSTAIN .. Proposal 4. Ratification of appointment of Grant Thornton LLP as the NOTE: Company's independent registered public accounting firm for the year 2024. FOR . AGAINST . ABSTAIN . Such other business as may properly come before the meeting or any adjournment thereof. Date Signature Signature (Joint Owners) Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title. . PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. • As a stockholder of Overseas Shipholding Group, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on June 5, 2024. VIRTUAL CONTROL NUMBER VIRTUAL MEETING PROXY VOTING INSTRUCTIONS June 6, 2024 at 9:30 AM ETPlease have your 11-digit control number ready when voting by Internet or Telephone. To attend the virtual meeting: INTERNET Vote Your Proxy on the Internet: Go to www.fcrvote.com/OSG Have your proxy card available when you access TELEPHONE Vote Your Proxy by Phone: Call 1-866-402-3905 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided. Call (844) 850-0546 for US callers (412) 317-5203 for International callers or by webcast: www.osg.com/investors/ webcasts-presentations the above website. Follow the prompts to vote your shares. to vote your shares.